UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12
VALIDUS HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, schedule or registration statement no.:

	(3)	Filing party:

	(4)	Date filed:

VALIDUS HOLDINGS, LTD.
PROXY STATEMENT
OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
BOARD OF DIRECTORS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE ON THE COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DETAILED BELOW IN ITEMS I THROUGH V ARE THE MATTERS SCHEDULED TO BE VOTED ON AT THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 4, 2011
Appendix A

VALIDUS HOLDINGS, LTD.

NOTICE OF ANNUAL GENERAL MEETING OF HOLDERS OF COMMON SHARES
TO BE HELD ON MAY 4, 2011

Suite 1790
48 Par-la-Ville Road
Hamilton, HM 11
Bermuda

March 23, 2011

TO THE HOLDERS OF COMMON SHARES OF VALIDUS HOLDINGS, LTD.

Notice is hereby given that the Annual General Meeting of holders (the “Shareholders”) of Common Shares of Validus Holdings, Ltd. (the “Company”) will be held at Tucker’s Point Golf Club, 20 Stable Lane, Hamilton Parish HS02, Bermuda, on Wednesday, May 4, 2011 at 8:30 a.m. local time for the following purposes:

1. To elect three Class I Directors to hold office until 2014;

2. To elect certain individuals as Designated Company Directors of certain of the Company’s non-U.S. subsidiaries, as required by the Company’s bye-laws;

3. To approve, by a non-binding advisory vote, the executive compensation payable to the Company’s named executive officers;

4. To select, by a non-binding advisory vote, the frequency at which Shareholders will be asked to approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers;

5. To approve the selection of PricewaterhouseCoopers to act as the independent registered public accounting firm of the Company for the year ending December 31, 2011; and

6. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only Shareholders of record at the close of business on March 11, 2011, are entitled to receive notice of and to vote at the Annual General Meeting. For instructions on voting, please refer to the instructions on the Notice Regarding the Availability of Proxy Materials you received in the mail or, if you requested a hard copy of the Proxy Statement, on your enclosed proxy card.

PLEASE VOTE YOUR PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED IN THE PROXY CARD. IF NO INSTRUCTION IS GIVEN, YOUR SHARES WILL BE VOTED CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS CONTAINED IN THE PROXY STATEMENT.

By Order of the Board of Directors,

Lorraine Dean
Secretary

VALIDUS HOLDINGS, LTD.

PROXY STATEMENT
FOR THE
ANNUAL GENERAL MEETING OF HOLDERS OF COMMON SHARES
TO BE HELD ON MAY 4, 2011

The accompanying proxy is solicited by the Board of Directors of Validus Holdings, Ltd. (the “Company”) to be voted at the Annual General Meeting of holders (the “Shareholders”) of the Company’s voting Common and Restricted Shares (the “Shares”) to be held on May 4, 2011 and any adjournments thereof. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to Shareholders. The Notice, the Proxy Statement, the Notice of Annual General Meeting and the proxy card are first being made available to Shareholders on or about March 23, 2011. The Company has made available with this Proxy Statement the Company’s Annual Report on Form 10-K (the “Annual Report to Shareholders”), although the Annual Report to Shareholders should not be deemed to be part of this Proxy Statement. All Shareholders will have the ability to access the proxy materials on a website referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. In addition, Shareholders may specify how they would prefer to receive proxy materials in the future, including receiving proxy materials by e-mail or in hard copy format. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will also reduce the impact on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it. Additionally, if you elect to receive future proxy materials in hard copy form by mail, this election will remain in effect until you terminate it.

When such proxy is properly executed and returned, the Shares of the Company it represents will be voted at the Annual General Meeting on the following:

(1) the election of the three nominees for Class I Directors identified herein;

(2) the election of nominees for Designated Company Directors of certain of the Company’s non-U.S. Subsidiaries, as required by the Company’s bye-laws, identified herein;

(3) the approval, by a non-binding advisory vote, of the executive compensation payable to the Company’s named executive officers as described in the Executive Compensation section of this Proxy Statement, including the Compensation Discussion and Analysis;

(4) the selection, by a non-binding advisory vote, of the frequency at which Shareholders of the Company will be asked to approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers; and

(5) the approval of the selection of PricewaterhouseCoopers (the “Independent Auditor”), to act as the independent registered public accounting firm of the Company for the year ending December 31, 2011.

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by giving notice of such revocation to the General Counsel of the Company in writing at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda, by attending and voting in person at the Annual General Meeting or by executing a subsequent proxy, provided that such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken.

Shareholders of record as of the close of business on March 11, 2011 will be entitled to vote at the Annual General Meeting. As of March 11, 2011, there were 101,275,669 Shares outstanding. Of these, 85,826,602 are entitled to vote at the Annual General Meeting and 15,349,067 are non-voting Common Shares. Each Share entitles the holder of record thereof to one vote at the Annual General Meeting; however, if, and for so long as, the Shares of a Shareholder, including any votes conferred by “controlled shares” (as defined below), would otherwise represent more than 9.09% of the aggregate voting power of all Shares entitled to vote on a matter, the votes conferred by such Shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Amended and Restated Bye-laws (“Bye-laws”)), the votes conferred by such shares represent 9.09% of the aggregate voting power of all Shares entitled to vote on such matter. “Controlled shares” include, among other things, all shares that a person is deemed to own directly, indirectly or constructively (within the meaning of Section 958 of the Internal Revenue Code of 1986 or Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“the Exchange Act”)).

Other than the approval of the minutes of the 2010 Annual General Meeting, the Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the Notice of Annual General Meeting. If any such matter comes before the Annual General Meeting, including any Shareholder proposal properly made, the proxy holders will vote proxies in accordance with their judgment.

The election of each nominee for Director requires the affirmative vote of a plurality of the votes cast at the Annual General Meeting. The election of each nominee for Designated Company Director and the approval of the selection of the Independent Auditor referred to in Item 5 above each require the affirmative vote of a majority of the votes cast on such proposal at the Annual General Meeting, provided there is a quorum (consisting of two or more Shareholders present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued voting Shares in the Company throughout the meeting). Abstentions and broker non-votes (i.e., shares held by a broker which are represented at the Annual General Meeting but with respect to which such broker does not have discretionary authority to vote on a particular proposal) will be counted for purposes of determining whether a quorum exists, but will not be considered present and voting with respect to the elections of nominees for Director or Designated Company Directors or other matters to be voted upon at the Annual General Meeting. Therefore, abstentions will have no effect on the outcome of the proposals presented at the Annual General Meeting.

Our principal executive offices are located at 29 Richmond Road, Pembroke HM08, Bermuda (telephone number: (441) 278-9000).

OWNERSHIP OF COMMON STOCK BY
MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of March 10, 2011 regarding the beneficial ownership of our common shares by:

•	each person known by us to beneficially own more than 5% of our outstanding common shares;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

The information provided in the table below with respect to each principal shareholder has been obtained from that shareholder.

			Unvested	Total
			Restricted	Common		Fully
			Shares and	Shares and		Diluted
		Shares	Shares	Common	Total	Total
		Subject to	Subject to	Share	Beneficial	Beneficial
	Common	Exercise of	Exercise of	Equivalents	Ownership	Ownership
Beneficial Owner (1)(15)(17)	Shares	Warrants	Options	(16)	(%)(2)	(%)(2)

Investment funds affiliated with The Goldman Sachs Group, Inc.(3),(4)	9,634,782	1,604,410	—	11,239,192	11.26%	10.04%
Aquiline Capital Partners LLC and the funds it manages(5)	6,255,943	2,756,088	—	9,012,031	8.93%	8.05%
Funds affiliated with or managed by Vestar Capital Partners(6)	7,786,770	972,810	—	8,759,580	8.83%	7.83%
Funds affiliated with or managed by New Mountain Capital, LLC(7)	6,346,697	784,056	—	7,130,753	7.20%	6.37%
Entities affiliated with Bank of America Corp. or managed by Bank of America Corp. affiliates(3),(8)	6,700,182	1,067,187	—	7,767,369	7.82%	6.94%
Edward J. Noonan(9)(10)	466,702	29,039	973,466	1,469,207	0.50%	1.31%
George P. Reeth(9)	20,185	—	186,513	206,698	0.02%	0.18%
Jeff Consolino(9)	88,599	—	432,701	521,300	0.09%	0.47%
Conan M. Ward(9)	75,561	—	424,578	500,139	0.08%	0.45%
C. N. Rupert Atkin(9)	243,152	—	162,320	405,472	0.25%	0.36%
Stuart W. Mercer(9)	29,259	—	339,597	368,856	0.03%	0.33%
Matthew J. Grayson(10)	—	291,151	—	291,151	0.30%	0.26%
Jeffrey W. Greenberg (10),(12)	6,255,943	2,766,107	—	9,022,050	8.93%	8.06%
John J. Hendrickson(10)	46,642	72,598	4,728	123,968	0.12%	0.11%
Sander M. Levy (10),(13)	—	—	—	—	8.83%	7.83%
Jean-Marie Nessi(10)	—	—	—	—	0.00%	0.00%
Mandakini Puri(10)	—	—	—	—	0.00%	0.00%
Alok Singh (10),(14)	—	—	—	—	7.20%	6.37%
Christopher E. Watson (10),(11)	—	6,026	—	6,026	0.01%	0.01%
Directors and Executive Officers as a group (19 persons)(15)	1,362,995	408,832	2,772,091	4,543,918	1.80%	4.06%
Shares held by persons owning less than 5% and unnamed executive officers	60,130,764	341,478	2,880,933	63,485,576	61.36%	56.60%
Total	98,218,133	7,934,860	5,653,024	111,938,418	100.00%	100.00%

(1)	All holdings in this beneficial ownership table have been rounded to the nearest whole share.

(2)	The percentage of beneficial ownership for all holders has been rounded to the nearest 1/100th of a percent. Total beneficial ownership is determined in accordance with the rules of the SEC and includes common shares issuable within 60 days of March 10, 2011 upon the exercise of all options and warrants and other rights beneficially owned by the indicated person on that date. Fully diluted total beneficial ownership is based upon all common shares and all common shares subject to exercise of options and warrants outstanding at March 10, 2011. Under our Bye-laws, if, and for so long as, the common shares of a shareholder, including any votes conferred by “controlled shares,” would otherwise represent more than 9.09% of the aggregate voting power of all common shares entitled to vote on a matter, including an election of directors, the votes conferred by such shares will be reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by our Bye-laws), the votes conferred by such shares represent 9.09% of the aggregate voting power of all common shares entitled to vote on such matter.

(3)	All of the common shares beneficially owned by funds affiliated with or managed by The Goldman Sachs Group, Inc. and Goldman, Sachs & Co. (“Goldman Sachs”) are non-voting. 5,714,285 of the common shares beneficially owned by entities affiliated with Bank of America Corp. (“Bank of America”) (the parent corporation of Merrill Lynch & Co, Inc. (“Merrill Lynch”)) or managed by Bank of America affiliates are non-voting. Other shares listed are shares held by entities not managed by Merrill Lynch Global Private Equity.

(4)	Funds affiliated with or managed by Goldman Sachs (collectively, the “Goldman Sachs Funds”) are GSCP V AIV, L.P. (3,283,006 shares and 638,458.3 warrants), GS Capital Partners V Employees Fund, L.P. (1,061,112 shares and 206,360.0 warrants), GS Capital Partners V Offshore, L.P. (2,243,993 shares and 436,397.5 warrants), GS Capital Partners V GmbH & Co. KG (172,227 shares and 33,495.5 warrants), GSCP V Institutional AIV, Ltd. (1,489,656 shares and 289,698.7 warrants), GS Private Equity Partners 1999, L.P. (719,820 shares), GS Private Equity Partners 1999 Offshore, L.P. (115,037 shares), GS Private Equity Partners 1999 — Direct Investments Funds, L.P. (20,576 shares), GS Private Equity Partners 2000, L.P. (304,165 shares), GS Private Equity Partners 2000 Offshore Holdings, L.P. (107,063 shares) and GS Private Equity Partners 2000 — Direct Investment Fund, L.P. (118,127 shares). The Goldman Sachs Group, Inc., and certain affiliates, including Goldman Sachs, which is a broker-dealer, and the Goldman Sachs Funds may be deemed to directly or indirectly beneficially own in the aggregate 9,634,782 of our common shares and 1,604,410.0 warrants which are owned directly or indirectly by the Goldman Sachs Funds. Affiliates of The Goldman Sachs Group, Inc. and Goldman Sachs are the general partner, managing general partner or managing limited partner of the Goldman Sachs Funds. Goldman Sachs is the investment manager for certain of the Goldman Sachs Funds. Goldman Sachs is a direct and indirect, wholly owned subsidiary of The Goldman Sachs Group, Inc. The Goldman Sachs Group, Inc., Goldman Sachs and the Goldman Sachs Funds share voting power and investment power with certain of their respective affiliates. The Goldman Sachs Group, Inc. and Goldman Sachs each disclaim beneficial ownership of the common shares owned directly or indirectly by the Goldman Sachs Funds, except to the extent of their pecuniary interest therein, if any.

(5)	Funds managed by Aquiline Capital Partners LLC are Aquiline Financial Services Fund L.P. (4,015,760 shares and 116,503.2 warrants) and Aquiline Financial Services Fund (Offshore) L.P. (2,240,183 shares and 64,991.1 warrants). Aquiline Capital Partners LLC owns the remaining 2,574,593.7 of the warrants shown. Christopher E. Watson is a senior principal at Aquiline Capital Partners LLC and Jeffrey W. Greenberg is the managing principal of Aquiline Capital Partners LLC.

(6)	Funds affiliated with or managed by Vestar Capital Partners are Vestar AIV Employees Validus Ltd. (82,142 shares and 10,236.3 warrants), Vestar AIV Holdings B L.P. (64,989 shares and 8,130.9 warrants), and Vestar AIV Holdings A L.P. (7,639,639 shares and 954,442.4 warrants). Sander M. Levy is a managing director of Vestar Capital Partners.

(7)	Funds affiliated with or managed by New Mountain Capital, LLC are New Mountain Partners II (Cayman), L.P. (5,796,198 shares and 716,031.5 warrants), Allegheny New Mountain Partners (Cayman), L.P. (448,566 shares and 55,392.1 warrants) and New Mountain Affiliated Investors II (Cayman), L.P. (101,933 shares and 12,632.0 warrants). Alok Singh is a managing director of New Mountain Capital, LLC.

(8)	Entities affiliated with Bank of America or managed by Bank of America affiliates are ML Global Private Equity Fund, L.P. (4,285,714 shares and 364,803.6 warrants), Merrill Lynch Ventures L.P. 2001 (1,428,571 shares and 121,601.2 warrants), GMI Investments, Inc. (580,781.9 warrants) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (559,158 shares), Bank of America, National Association (422,967 shares), Banc of America Investment Advisors, Inc. (3,051 shares) and Merrill Lynch International (721 shares).

The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership (“ML Partners”). The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global Private Equity Fund, L.P., retains decision-making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners’ general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch, which in turn is a wholly owned subsidiary of Bank of America. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch, because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. (“ML Ventures”), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch, because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. ML Global Private Equity Fund, L.P. disclaims beneficial ownership of the shares that Merrill Lynch Ventures, L.P. 2001 holds of record or may be deemed to beneficially own.

(9)	Unvested restricted shares held by our named executive officers and included in common shares accumulate dividends and may be voted. Unvested restricted shares held by our named executive officers are Mr. Noonan (233,625 shares), Mr. Reeth (186,513 shares), Mr. Consolino (186,087 shares), Mr. Ward (177,964 shares), Mr. Atkin (162,320 shares) and Mr. Mercer (152,983 shares).

(10)	See “Election of Directors” for biographies of the directors, including their relationships with certain beneficial owners of common shares listed in this table.

(11)	Does not include shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Watson disclaims the existence of a group and beneficial ownership of the shares and warrants owned by Aquiline Capital Partners LLC and the funds it manages.

(12)	Includes shares and warrants beneficially owned by Aquiline Capital Partners LLC and the funds it manages. Mr. Greenberg disclaims existence of a group and disclaims beneficial ownership of the shares and warrants owned by entities affiliated with or managed by Aquiline Capital Partners LLC.

(13)	Includes shares and warrants beneficially owned by entities affiliated with or managed by Vestar Capital Partners. Mr. Levy disclaims existence of a group and disclaims beneficial ownership of the shares and warrants owned by entities affiliated with or managed by Vestar Capital Partners.

(14)	Includes shares and warrants beneficially owned by entities affiliated with or managed by New Mountain Capital LLC. Mr. Singh disclaims existence of a group and disclaims beneficial ownership of the shares and warrants owned by entities affiliated with or managed by New Mountain Capital Group, LLC.

(15)	Excludes shares as to which beneficial ownership is disclaimed.

(16)	Total common shares and common share equivalents equal the sum of (i) common shares; (ii) unvested restricted shares; (iii) shares subject to the exercise of warrants; and (iv) shares subject to the exercise of options.

(17)	The addresses of each beneficial owner are as follows: Funds affiliated with or managed by Goldman, Sachs & Company, c/o Goldman, Sachs & Co., 200 West Street, New York, NY 10282; Aquiline Financial Services Fund L.P., c/o Aquiline Capital Partners LLC, 535 Madison Avenue, New York, NY 10022; Funds affiliated with or managed by Vestar Capital Partners, c/o Vestar Capital Partners, 245 Park Avenue, 41st Floor, New York, NY 10167; Funds affiliated with or managed by New Mountain Capital, LLC, c/o New Mountain Capital, LLC, 787 Seventh Avenue, 49th Floor, New York, NY 10019; Funds affiliated with or managed by Bank of America, c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080. The address of each other beneficial owner listed is c/o Validus Holdings, Ltd., 29 Richmond Road, Pembroke HM08 Bermuda.

BOARD OF DIRECTORS

The Company’s Bye-laws provide that the Board of Directors (sometimes referred to herein as the “Board”) shall consist of not less than nine nor more than 12 as determined by resolution of the Board, divided into three classes, designated “Class I,” “Class II” and “Class III,” with each class consisting as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors.

The term of office for each Director in Class I expires at the 2011 Annual General Meeting; the term of office for each Director in Class II expires at the 2012 Annual General Meeting; and the term of office for each Director in Class III expires at the 2013 Annual General Meeting of the Company. At each Annual General Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year of their election. In 2010, there were 4 meetings of the Board. All incumbent Directors attended at least 75% of such meetings and of the meetings held by all committees of the Board of which they were a member. Messrs. Noonan, Fitzpatrick, Grayson, Levy, Reeth, Watson and Ms. Puri attended the 2010 Annual General Meeting. The Company expects all of the Directors to attend the 2011 Annual General Meeting.

Board Leadership Structure and Risk Oversight

Edward J. Noonan is the Chairman of the Board and the Company’s CEO. The Company believes that this unitary leadership structure provides, among other things, more effective leadership for a growth company. As such, the Company believes that under this structure the CEO is able to respond more quickly to market conditions. The importance of the ability to act swiftly and decisively is apparent in situations such as business development and the addition of business teams and talented professionals where decisions have to be made within a very short period of time. As the Company is still at a growth stage of life, unitary leadership helps to lower the costs of information transfer from the CEO to the Chairman and enhances swift decision making in such a dynamic environment. In addition to his broad experience as both an executive and Director/Chairman in the global insurance and reinsurance industries, the CEO also has specialized knowledge regarding the strategic challenges and opportunities facing the Company that is valuable to the Chairman’s job. The Company believes, therefore, that it is appropriate for the CEO, the person most familiar with these challenges and strategies, to lead discussions with the Board. In addition, the Company’s experienced outside and independent Board, many of whom represent some of the Company’s most significant shareholders, also acts as a counter-balance to any potential over influence that this unitary leadership structure might present.

In order to further counter-balance this leadership structure, in connection with each regularly scheduled meeting of the Board, the non-management Directors meet in executive session without any member of management in attendance. The Board considers annually the selection of a non-management Director to serve as presiding Director at executive sessions of non-management Directors. Mr. Greenberg is the non-management Director whom the Board has selected to preside over these sessions. In addition, the independent Directors meet as a group at least annually.

As noted below, the Board has established a separate risk committee that is responsible for, among other things, approving the Company’s risk management framework (the “Framework”), working with management to ensure ongoing, effective implementation of the Framework and reviewing the Company’s specific risk limits as defined in the Framework, including limits for underwriting, investment, operational, business and other risks. The Company’s Chief Risk Officer prepares a quarterly presentation for the risk committee and communicates with the chairman of the risk committee on an informal basis periodically throughout the year.

Independence Determination

The Board has adopted independence standards in accordance with the listing standards of the New York Stock Exchange (“NYSE”) and Rule 10A-3 promulgated under the Exchange Act to assist it in making determinations as to whether Directors have any material relationships with the Company for purposes of determining such Directors’ independence under the listing standards of the NYSE and Rule 10A-3 promulgated under the Exchange Act. These independence standards are attached as Appendix A to this Proxy Statement. In accordance with these standards, in February of 2011 the Board of Directors determined that eight of the nine directors (Matthew J. Grayson, Jeffrey W.

Greenberg, John J. Hendrickson, Sander M. Levy, Jean-Marie Nessi, Mandakini Puri, Alok Singh and Christopher E. Watson) are independent. In making such determination, the Board considered the matters described under “Certain Relationships and Related Party Transactions.”

Website Access to Corporate Governance Documents

Copies of the charters for the audit committee, the compensation committee, the corporate governance and nominating committee, the finance committee and the risk committee, as well as the Company’s Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors, Officers and Employees, which applies to all of the Company’s directors, officers and employees, and Code of Ethics for Senior Officers, which applies to the Company’s principal executive officer, principal accounting officer and other persons holding a comparable position, are available free of charge on the Company’s website at www.validusholdings.com or by writing to Investor Relations, Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda. The Company will post on its website any amendment to or waiver under the Code of Business Conduct and Ethics for Directors, Officers and Employees or the Code of Ethics for Senior Officers granted to any of its Directors or executive officers that relates to any element of the code of ethics definition set forth in Item 406 of Regulation S-K of the Securities Act of 1933, as amended.

Board Committees

The Board has established an audit committee, a compensation committee, an executive committee, a finance committee, a corporate governance and nominating committee and a risk committee. Under the applicable requirements of the NYSE, each of the audit, compensation and corporate governance and nominating committees consists exclusively of members who qualify as independent directors.

The following table details the composition of our Board committees:

Director Name	Audit	Compensation	Executive	Finance	Governance	Risk

Edward J. Noonan			✓	✓		✓
Matthew J. Grayson			✓	Chair		✓
Jeffrey W. Greenberg			✓
John J. Hendrickson	Chair	✓				✓
Sander M. Levy		Chair		✓	✓	✓
Jean-Marie Nessi	✓				Chair	✓
Mandakini Puri		✓	Chair		✓
Alok Singh		✓		✓
Christopher E. Watson	✓					Chair

Audit Committee.   Our audit committee is currently composed of John J. Hendrickson, Jean-Marie Nessi and Christopher E. Watson and is chaired by Mr. Hendrickson. John Fitzpatrick resigned from the audit committee and the Board on March 22, 2011 and Christopher E. Watson joined the audit committee as of the same date. The audit committee assists the Board of Directors in its oversight of the integrity of our financial statements and our system of internal controls, the independent auditors’ qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements. The audit committee also prepares the report required to be included in our annual proxy statement. Each member of the audit committee is “independent” within the meaning of the rules of the NYSE. Mr. Hendrickson is an “audit committee financial expert” as defined by the SEC. The duties and responsibilities of the audit committee are set forth in the committee’s charter. The audit committee met 4 times during 2010. The audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act.

Compensation Committee.  Our compensation committee is composed of John J. Hendrickson, Sander M. Levy, Mandakini Puri, and Alok Singh, and is chaired by Mr. Levy. The compensation committee assists the Board in matters relating to compensation of our Chief Executive Officer, executive officers and other matters of non-executive officer compensation that are subject to Board approval. The compensation committee also prepares the report on executive officer compensation required to be included in the Company’s annual proxy statement, in accordance with applicable rules and regulations. Each member of the compensation committee is “independent” within the meaning of the rules of the NYSE. The duties and responsibilities of the compensation committee are set forth in the committee’s charter. The compensation committee met 4 times during 2010.

The compensation committee has evaluated certain risks associated with the Company’s compensation policies and has concluded that the existing compensation policies align management with shareholders (i) through the direct relationship of the annual component of compensation to the Company’s financial performance and (ii) by providing an incentive for management to consider the consequences of decision making on the long-term value of the Company’s stock through long-term restricted shareholdings. Based on this evaluation, the compensation committee has affirmatively determined that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

In February 2010, the compensation committee engaged Towers Watson to review and make recommendations with respect to executive compensation. The fees paid during 2010 to Towers Watson for this service were $270,694. Total fees paid to affiliates of Towers Watson for brokerage and actuarial services during 2010 were $1,291,157. The decision to engage such affiliates was made by management and the Board did not specifically approve these engagements, nor did the Board have any role in selecting which insurance or reinsurance contracts would be underwritten and therefore, which broker would receive commissions from the Company.

Corporate Governance and Nominating Committee.  Our corporate governance and nominating committee is composed of Sander M. Levy, Jean-Marie Nessi and Mandakini Puri and is chaired by Mr. Nessi. Ms. Puri was appointed to the corporate governance and nominating committee on February 9, 2011. The corporate governance and nominating committee assists the Board in (1) identifying individuals qualified to become board members or members of the committees of the Board, and recommending individuals that the Board of Directors select as director nominees to be considered for election at the next annual general meeting of Shareholders or to fill vacancies; (2) developing and recommending to the Board appropriate corporate governance guidelines; and (3) overseeing the evaluation of the Board, management and the Board committees and taking a leadership role in shaping the Company’s corporate governance policies. Each member of the corporate governance and nominating committee is “independent” within the meaning of the rules of the NYSE. The duties and responsibilities of the corporate governance and nominating committee are set forth in the committee’s charter. The corporate governance and nominating committee met 4 times during 2010.

Identifying and Evaluating Nominees.  The corporate governance and nominating committee is responsible for reviewing with the Board, on an annual basis, the skills and characteristics appropriate for new Board members as well as an assessment of the skills and characteristics of the Board as a whole. While there is no formal policy with respect to diversity of board members, when seeking a new member or evaluating the current membership, the corporate governance and nominating committee works with the Board to determine the appropriate characteristics, skills and experiences for the Board as a whole and its individual members. Characteristics expected of all directors include independence, integrity, high personal and professional ethics, sound business judgment, and the ability and willingness to commit sufficient time to the Board. In evaluating the suitability of individual Board members, the corporate governance and nominating committee takes into account many factors, including a candidate’s experiences in and understanding of, the (re)insurance industry, corporate finance and investments as well as his or her business, educational and professional background. When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the corporate governance and nominating committee may employ third-party search firms and will consider recommendations from Board members, management and others, including Shareholders.

Nominees Recommended by Shareholders.  The corporate governance and nominating committee will consider, for Director nominees, persons recommended by Shareholders, who may submit recommendations to the corporate governance and nominating committee in care of the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda. To be considered by the corporate governance and nominating committee, such recommendations must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate to the effect that he or she is willing to be nominated and desires to serve if elected. Nominees for Director who are recommended by Shareholders to the corporate governance and nominating committee will be evaluated in the same manner as any other nominee for Director.

Executive Committee.  Our executive committee is composed of Matthew J. Grayson, Jeffrey W. Greenberg, Edward J. Noonan and Mandakini Puri, and is chaired by Ms. Puri. The duties and responsibilities of the executive committee are set forth in the committee’s charter. The executive committee exercises the power and authority of the Board when the entire Board is not available to meet. In furtherance of these purposes, the committee provides guidance and advice, as requested, to the Chairman of the Board and the Chief Executive Officer regarding business strategy and long range business planning. The executive committee did not meet during 2010.

Finance Committee.  Our finance committee is composed of Matthew J. Grayson, Sander M. Levy, Edward J. Noonan and Alok Singh, and is chaired by Mr. Grayson. The duties and responsibilities of the finance committee are set forth in the committee’s charter. The finance committee oversees the finance function of the Company, including the investment of funds and financing facilities. In furtherance of this purpose, the committee approves the appointment of the Company’s investment managers, evaluates their performance and fees, and approves the investment policies and guidelines established by the Company. In addition, the committee approves the Company’s strategic asset allocation plan, reviews the adequacy of existing financing facilities, monitors compliance with debt facility covenants and monitors the status of rating agency evaluations and discussions. The finance committee met 4 times during 2010.

Risk Committee.  Our risk committee is composed of Matthew J. Grayson, John J. Hendrickson, Sander M. Levy, Jean-Marie Nessi, Edward J. Noonan and Christopher E. Watson and is chaired by Mr. Watson. The duties and responsibilities of the risk committee are set forth in the committee’s charter. The risk committee also oversees the underwriting function of the Company, including all aspects of risk and (re)insurance. The risk committee met 4 times during 2010.

Communications with Members of the Board of Directors

Shareholders and other interested parties may communicate directly with one or more Directors (including any presiding director or all non-management Directors as a group) by mail in care of the Company’s Corporate Secretary, at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda and specifying the intended recipient(s). All such communications will be forwarded to the appropriate Director(s) for review, other than unsolicited commercial solicitations or communications.

DIRECTOR COMPENSATION

Director Summary Compensation Table

The following table sets forth the compensation paid by the Company to Directors for services rendered in the fiscal year ended December 31, 2010:

Fees
	Earned or	Stock
	Paid in	Awards
Name	Cash ($)	($)	Total ($)

Edward J. Noonan(1)	$—	$—	$—
George P. Reeth(2)	—	—	—
John Fitzpatrick(3)	96,000	—	96,000
Matthew J. Grayson	—	—	—
Jeffrey W. Greenberg	—	—	—
John J. Hendrickson	146,000	—	146,000
Sander M. Levy	—	—	—
Jean-Marie Nessi	106,000	—	106,000
Mandakini Puri	83,500	—	83,500
Sumit Rajpal(4)	—	—	—
Alok Singh	—	—	—
Christopher E. Watson	—	—	—

(1)	Edward J. Noonan, the Chairman of the Board and the Chief Executive Officer, received no separate compensation for his service as a Director. The compensation received by Mr. Noonan as an officer of the Company is shown in the Summary Compensation Table.

(2)	George P. Reeth, the former President and Deputy Chairman, received no separate compensation for his services as Director through his resignation date of November 15, 2010. Mr. Reeth currently serves as a special advisor to the Board for which he receives annual compensation of $664,350. The compensation received by Mr. Reeth as an officer of the Company is shown in the Summary Compensation Table.

(3)	Mr. Fitzpatrick resigned from the Board on March 22, 2011.

(4)	Mr. Rajpal resigned from the Board on February 7, 2011.

Cash Compensation Paid to Non-Employee, Non-Sponsor Related Directors

During the year ended December 31, 2010, Messrs. Fitzpatrick, Hendrickson and Nessi and Ms. Puri, our non-employee, non-sponsor-related Directors each received an annual retainer of $70,000 for serving as a Director and $2,500 for each Board meeting that such Director attended. In addition, our non-employee, non-sponsor-related Directors each received a fee of $2,000 for each committee meeting that they attended other than those committees on which such Director served as Chairman. Mr. Hendrickson received an additional annual retainer fee of $50,000 for chairing the audit committee and Mr. Nessi received an additional annual retainer of $10,000 for chairing the corporate governance and nominating committee. Pursuant to our Director Stock Compensation Plan, Directors are able to elect to receive their annual retainers in the form of our common shares or to defer their annual retainers into share units (other than in the case where such a deferral would be subject to U.S. income tax). In addition, we reimburse each of our Directors for all reasonable expenses in connection with the attendance of meetings of our Board of Directors and any committees thereof.

Equity Based Compensation Paid to Non-Employee Directors

We have a Director Stock Compensation Plan. Our Director Stock Compensation Plan is designed to attract, retain and motivate members and potential members of our Board of Directors. Under this plan, each Director may make an election in writing on or prior to each December 31 to receive his or her annual retainer fees payable in the following plan year in the form of shares instead of cash. The number of shares distributed in case of election under the plan is equal to the amount of the annual retainer fee otherwise payable on such payment date divided by 100% of the fair market value of a share on such payment date.

This plan further provides that a Director who has elected to receive shares pursuant to the above may make an irrevocable election on or before the December 31 immediately preceding the beginning of a plan year to defer delivery of all or a designated percentage of the shares otherwise payable as his or her annual retainer for service as a Director for the plan year, provided that such deferral is not subject to U.S. income tax. All shares that a Director elects to defer will be credited in the form of share units to a bookkeeping account maintained by the Company in the name of the Director. Each such unit will represent the right to receive one share at the time determined pursuant to the terms of the plan.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is composed of John J. Hendrickson, Sander M. Levy, Mandakini Puri and Alok Singh. Sumit Rajpal was a member of the compensation committee until his resignation from the Board on February 7, 2011. Entities affiliated with Messrs. Hendrickson, Levy, Rajpal and Singh acquired common shares at the time of our formation and are parties to our shareholder agreement described below.

Shareholders’ Agreement and Related Provisions

Certain of our shareholders who acquired our common shares prior to the date of our initial public offering (“Existing Shareholders”) and we have entered into a shareholders’ agreement dated as of December 12, 2005 that governs certain relationships among, and contains certain rights and obligations of, such Existing Shareholders.

In connection with any future public offerings of common shares by us, the shareholders’ agreement grants those Existing Shareholders certain rights to participate in registered offerings by us of our common shares, including “demand” and “piggyback” registration rights. The shareholders’ agreement defines Aquiline Capital Partners, LLC (together with its related companies “Aquiline”), Goldman Sachs Capital Partners, Vestar Capital Partners, New Mountain Capital and Merrill Lynch Global Private Equity as “Sponsors.” So long as a Sponsor continues to beneficially hold at least 1/3 of its original common shares, a Sponsor is deemed to be a “Qualified Sponsor.” The shareholders’ agreement permits Qualified Sponsors to make up to four demand registrations.

These demand and piggyback registration rights are subject to limitations as to the maximum number of shares that may be registered if the managing underwriter in such an offering advises that the number of shares offered should be limited due to market conditions or otherwise. We are required to pay all expenses incurred in connection with demand and piggyback registrations, excluding, in the case of demand registrations, underwriting discounts and commissions.

Each of Goldman Sachs Capital Partners and Merrill Lynch Global Private Equity are entitled to require pursuant to the shareholders’ agreement that the Company appoint each of Goldman Sachs and Merrill Lynch to act as a lead managing underwriter for certain demand registrations; provided that each of Goldman Sachs and Merrill Lynch individually are recognized at the time as a leading underwriter for such securities and affiliates of Goldman Sachs and Merrill Lynch are Qualified Sponsors at such time and the terms offered are market terms.

Additionally, the shareholders’ agreement provides that Existing Shareholders as well as affiliates, directors, officers, employees and agents of Existing Shareholders are permitted to engage in activities or businesses that are competitive with us. This section of the shareholders’ agreement also specifically releases Existing Shareholders from any obligation to refer business opportunities to the Company and establishes that no Existing Shareholder has any fiduciary duty to the Company.

Relationships with Our Founder and Sponsoring Investors and Their Related Parties

On December 8, 2005, Validus Reinsurance, Ltd. (“Validus Re”) entered into an agreement with Goldman Sachs Asset Management and its affiliates (“GSAM”) under which GSAM was appointed as an investment manager for part of Validus Re’s investment portfolio. Investment management fees earned by GSAM for year ended

December 31, 2010 were $1,728,000. Sumit Rajpal, who served as a Director of the Company until February 7, 2011, serves as a managing director of Goldman, Sachs & Co.

Pursuant to reinsurance agreements with Syndicate 4020 at Lloyd’s, a syndicate managed by Ark Syndicate Management Limited, a subsidiary of Group Ark Insurance Holdings Ltd. (“Group Ark”), the Company has recognized reinsurance premiums ceded of $737,853 for the year ended December 31, 2010. In addition, pursuant to reinsurance agreements with a subsidiary of Group Ark, the Company recognized gross premiums written during the year ended December 31, 2010 of $2,238,778. The contract terms were negotiated on an arms-length basis. Aquiline and its affiliates own a majority of the ordinary shares of, and Messrs. Greenberg and Watson serve as directors of, Group Ark.

Aquiline is also a shareholder of Tiger Risk. Pursuant to certain reinsurance contracts, the Company recognized brokerage expenses paid to Tiger Risk of $1,461,238 during the year ended December 31, 2010. Mr. Watson serves as a director of Tiger Risk.

In November of 2009, the Company entered into an Investment Management Agreement with Conning, Inc. (“Conning”) to manage a portion of the Company’s investment portfolio. Conning is wholly owned by Aquiline. Messrs. Hendrickson and Greenberg serve as directors of Conning Holdings Corp., the parent company of Conning and Michael Carpenter, the chairman of Talbot Holdings, Ltd. serves as a director of a subsidiary of Conning Holdings Corp. Investment management fees of $379,348 were incurred under this agreement during the year ended December 31, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our compensation program is designed to motivate executives to maximize the creation of shareholder value, therefore aligning, as much as possible, our named executive officers’ rewards with our shareholders’ interests. Our compensation program is composed of three principal components:

•	Salary and Benefits;

•	Annual incentive compensation (annual incentive award); and

•	Long-term incentive compensation typically in the form of time vested and/or performance based restricted shares.

Our compensation plans are intended to offer opportunities that are competitive with our peer group and consistent with the Company’s relative performance over time. In addition, we want our rewards to accommodate the risk and cyclicality of our business. At the time the Company negotiated its employment agreements with the named executive officers, the Company undertook to implement a performance based compensation strategy. To that end, the Company’s compensation package includes a fixed component consisting of salary and benefits and two variable components consisting of annual incentive compensation and long-term incentive compensation. To better implement this strategy, a greater emphasis is placed on the variable elements that relate to performance and less of an emphasis is placed on the fixed elements of compensation that do not.

Our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation of our named executive officers other than himself. Our Compensation Committee reviews and, if appropriate, approves the compensation recommendation made for each of our named executive officers and determines the compensation for our Chief Executive Officer. In 2010, the annual incentive compensation for each of our named executive officers was primarily based on the results of the segment in which their respective services were rendered, Validus Re, Talbot or Corporate. The compensation of the named executive officers is set forth in the Summary Compensation Table below and their employment agreements are described under “Employment Agreements.”

The Compensation Committee designs the Company’s compensation plans to be competitive with its peers in order to attract and retain talented individuals. The Compensation Committee and the Board regularly perform a review of the Company’s compensation practices relative to the Company’s peer group. In addition, the Compensation Committee has in the past engaged consultants to provide market data and to assist it in determining appropriate types and levels of compensation. In February 2010, the Compensation Committee engaged Towers Watson to review and make recommendations with respect to executive compensation. In connection with this review, the Compensation Committee reviewed peer group information provided by Towers Watson regarding base salary, annual incentive targets and equity awards offered by our peer group and compared this to what was provided for in the employment agreements of the named executive officers and, other than with respect to the form of long-term incentive equity awards (as further described below under “Variable Components of Compensation — Long-Term Incentive Compensation”), determined that the then current amounts were competitive. The Compensation Committee used this data as a factor it considered as part of its decision making process. The companies included in the Company’s 2010 peer group for this purpose were: Allied World Assurance Company Holdings, Ltd., Arch Capital Group Ltd., Argo Group International Holdings, Ltd., Aspen Insurance Holdings Limited, Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., Flagstone Reinsurance Holdings Limited, Montpelier Re Holdings Ltd., PartnerRe Ltd., Platinum Underwriters Holdings, Ltd., RenaissanceRe Holdings Ltd., and Transatlantic Holdings, Inc.

Fixed Components of Compensation

Salary.  Our base salaries reflect each executive’s level of experience, responsibilities and expected future contributions to the success of the Company. The salaries of our named executive officers were set initially in their employment agreements, and are reviewed on an annual basis. The Company considers factors such as individual performance, cost of living, the competitive environment and existing cash compensation in determining whether salary adjustments are warranted. There is no specific weighting applied to any one factor. Other than Mr. Consolino, whose base salary was increased from $540,000 to $650,000 in connection with his assuming the duties of the President, the base salaries of our named executive officers were not increased in 2010.

Benefits.  The Company seeks to provide benefit plans, such as medical coverage and life and disability insurance, in line with applicable market conditions. These health and welfare plans help ensure that the Company has a productive and focused workforce through reliable and competitive health and other benefits. The named executive officers are eligible for the same benefit plans provided to all other employees. Mr. Atkin also participates in Talbot’s pension plan.

The Company provides our named executive officers with other benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key employees. These benefits are specified in our named executive officers’ employment agreements. Many of these benefits relate to those executives who reside and/or work in Bermuda and are typical of such benefits provided to expatriates in Bermuda. Examples of these benefits for Bermuda-based expatriates include housing and housing gross up allowances, car and education allowances, club memberships, tax preparation services and home leave for executives and family for those executives working outside their home country. These benefits are described under “Summary Compensation Table” and “Employment Agreements” below.

Variable Components of Compensation

Annual Incentive Compensation.  The Company has an annual incentive compensation program in which employees of the Validus Re, Talbot and Corporate segments participate. The Company’s 2010 annual incentive program was based 80% on Company financial performance and 20% on the achievement of strategic objectives as evaluated by the Compensation Committee. The strategic objectives for 2010 varied by segment and included: (i) with respect to the Corporate Segment: (a) to return capital to shareholders and (b) to continue to grow the Company’s diluted book value per share plus dividends; and (ii) with respect to the Talbot and Validus Re segments: (a) to continue to focus on short-tail and specialty classes of business and (b) to continue to develop a robust enterprise risk management program to comply with corporate objectives and regulatory requirements. As more fully described below, the financial performance-based portion of our annual incentive pool for all participating employees, including our named executive officers, is generated based on financial guidelines for Validus Re, Talbot and Corporate segment employees approved by the Compensation Committee.

The target aggregate annual incentive bonus pool is determined through the aggregation of annual target bonuses for all of the employees eligible to receive an annual incentive award. Separate annual incentive pools based on cumulative employee target bonus amounts are established for each of our segments: Validus Re, Talbot and Corporate. For executive officers, target annual incentive bonuses are determined at the time that such executive officers enter into employment agreements and these employment agreements, including target annual incentive bonus amounts, are approved by the Compensation Committee. Factors considered by the Compensation Committee in approving executive target annual incentive bonus amounts at the time that the Compensation Committee approves executive employment agreements include experience, their perceived ability to contribute to growth in the Company’s profitability, compensation available to the executive elsewhere in a competitive labor market and the executive’s role within the Company. For employees other than executive officers, target annual incentive bonuses are set as a percentage of base salary, and can range from 15% to 150% of base salary. The aggregation of these amounts establishes the respective target bonus pools.

The Company’s current year annual budget, including the target annual incentive bonus pool, is presented to the Board at the February board of directors meeting. At this time, the Compensation Committee takes no specific action with respect to the target bonus pool within the current year budget, as the primary focus of the Committee is approving the aggregate annual incentive pools for the prior calendar year as described below. After full year results of operations are known for the Company, at the February board of directors meeting following the end of each calendar year, the Compensation Committee approves specific aggregate annual incentive pool amounts to be paid for the most recently completed calendar year. These amounts are determined using the financial scale established at the previous May board of directors meeting (as more fully described below) to evaluate the Company’s actual results, including underwriting income (net premiums earned less losses and loss expenses, acquisition costs and general expenses), combined ratio, net operating income, consolidated operating return on average equity and growth in diluted book value per share plus dividends against the most recently completed year’s budget as approved by the Board. After considering the Company’s performance relative to budget, management recommends to the Compensation Committee annual incentive pools which can range from a 20% minimum to a 150% maximum of the target annual incentive pool based solely on the percentage achievement of budget as measured on the financial scale. For example, a hypothetical 85% scaled achievement of budget would result in a management recommendation to the Compensation Committee that the annual incentive pool be set at up to 85% of the target annual incentive pool. In this hypothetical example, the Compensation Committee would consider approving a total aggregate annual incentive bonus pool of up to 85% of the target annual incentive bonus pool, made up of 68% (equal to 80% of 85%) based on financial performance and up to 17% (equal to 20% of 85%) based on assessment of performance against strategic objectives.

The Company’s Chief Executive Officer then presents to the Compensation Committee a schedule of recommendations for actual bonuses to be paid for executive officers that report to the Chief Executive Officer. In preparing these recommendations, the Chief Executive Officer considers: (i) each individual’s contribution to the success and growth of his or her department and/or the Company as a whole; and (ii) a subjective assessment of the individual’s contributions to the Company’s goals, as determined following the end of the calendar year by the Chief Executive Officer. For executive officers, the recommendation made by the Chief Executive Officer can range from 0% to 150% of the executive’s target annual incentive bonus. While a named executive officer’s target annual incentive percentage is used as a guide, the Chief Executive Officer has the latitude to recommend (for the other named executive officers) and the Compensation Committee has the authority to re-deploy, annual incentive awards by individual based on the views of our Chief Executive Officer and the Compensation Committee of the individual’s contribution to the success of the Company. The target annual incentive for each of Messrs. Noonan, Consolino, Mercer and Ward is 150% of base salary, as specified in each named executive officer’s employment agreement. For other employees, the recommendation is based on discussions between the Chief Executive Officer and the executive officer managing the applicable employee’s department. In each case, the actual percentage funding of the annual incentive bonus pool is an important element of the bonus to be paid.

At the May Board of Directors meeting, the Compensation Committee considers and establishes a financial scale which is used to determine the amount of funding for the then current year annual incentive bonus pool for bonus determinations to be made following the end of that calendar year based on the target annual incentive bonus pool, the Company’s budget and actual results. The financial scale is derived using a hypothetical range of the loss and loss expense, which is the most variable item in the Company’s performance. The financial scale is then used to determine the amount of funding for the annual incentive bonus pool. The resulting funding for the annual incentive pool is further subdivided into two components — an 80% portion based on financial performance and a 20% portion based on achievement of strategic objectives as determined retrospectively by the Compensation Committee. For the 2010 performance year, the primary financial guidelines were underwriting income (defined as net premiums earned less loss and loss expenses, policy acquisition costs and general and administrative expenses excluding target annual incentive accrual and share-based compensation expense), combined ratio, net operating income, consolidated operating return on average equity and growth in diluted book value per share plus dividends. The Compensation Committee reviews the financial guidelines during each year in light of market developments (for example, acquisitions, catastrophes and competitive pricing environment). We expect that the relative weighting of these guidelines will vary depending on market developments. The Compensation Committee has substantial flexibility to adjust the annual incentive compensation program to reflect unforeseen factors.

In February 2010, the Board approved a budget as follows:

($ in 000s)

Financial Metric	Validus Re	Talbot	Consolidated

Underwriting Income	$400,842	$59,013	$380,370
Combined Ratio	62.6%	92.2%	79.2%
Net Operating Income	$537,836	$81,921	$482,575
Operating Return on Average Equity	14.9%	12.5%	11.9%
Growth in Diluted Book Value Per Share Plus Dividends	—	—	14.8%

The Company’s actual results for 2010 were as follows:

Financial Metric	Validus Re	Talbot	Consolidated

Underwriting Income	$236,193	$59,212	$242,437
Combined Ratio	77.5%	91.7%	86.2%
Net Operating Income	$348,726	$95,431	$322,763
Operating Return on Average Equity	9.7%	14.6%	8.6%
Growth in Diluted Book Value Per Share Plus Dividends	—	—	14.1%

The Company’s underwriting income for the year ended December 31, 2010 was $242.4 million compared to $450.2 million for the year ended December 31, 2009, a decrease of $207.8 million or 46.2%, due primarily to increased notable less events.

The Company’s combined ratio for the year ended December 31, 2010 was 86.2%, compared to a combined ratio of 68.9% for the year ended December 31, 2009.

The Company’s net operating income for the year ended December 31, 2010 was $322.8 million compared to net operating income of $533.3 million for the year ended December 31, 2009, a decrease of $210.5 million, or 39.5%, primarily due to a decrease in the gain on bargain purchase, net of expenses of $287.1 million relating to the acquisition of IPC Holdings, Ltd. as well as decreased underwriting income as noted above.

Operating return on average equity was 8.6% for the year ended December 31, 2010 as compared to 18.9% for the year ended December 31, 2009. The decrease in operating return on average equity was driven primarily by a decrease in underwriting income.

Diluted book value per share at December 31, 2010 was $32.98, as compared to $29.68 at December 31, 2009. During the year ended December 31, 2010, shareholders’ equity decreased by $526.3 million, as share repurchases by the Company exceeded net income during the year. However, common shares outstanding decreased from 128.5 million to 98.0 million as a result of the Company’s share repurchase activity. The repurchase of a substantial portion of the Company’s shares outstanding at a price lower than diluted book value per share had the effect of increasing diluted book value per share. After adjustment to reflect the $0.88 per share in dividends paid by the Company in 2010, diluted book value per share plus accumulated dividends rose by $4.18 during the year or 14.1%.

Annual incentive awards are made once the financial results for the year are available. With the exception of certain awards made in 2010 for the 2009 fiscal year, awards earned in excess of a named executive officer’s target annual incentive, if any, are paid in the form of restricted shares that will vest equally over three years (33 1/3% each year) to the extent that the Compensation Committee approves such grants. As a result, the income statement effect of this portion of the annual incentive compensation will be recognized over the succeeding three year period in accordance with ASC718, rather than being reflected as an expense in the year in which such award was granted. In 2010, for service in 2009, Messrs. Noonan, Consolino, Atkin, Mercer, Ward and Reeth each received 52,881, 41,082, 24,933, 15,391, 28,897 and 27,516 shares of restricted stock, respectively, for amounts awarded in excess of such officers’ target annual incentive. Awards paid in excess of a named executive officer’s target may, at the discretion of the Chief Executive Officer and the Compensation Committee, also be based on exceptional performance by the executive, based on review of the executive’s achievements during the year, including strategic, financial and general performance considerations, without regard to the size of the pool and are typically paid in the form of restricted stock. Annual incentive awards payable to employees of the Talbot segment are payable 100% in cash, with one-half of the amount payable in the year in which the award is granted and the other half payable the following year, subject to continued employment with the Company.

For the year ended December 31, 2010, the Compensation Committee considered the Company’s financial results and strategic objectives described above and determined that: (i) the Validus Re segment did not achieve its budgeted financial guidelines but satisfactorily achieved its strategic objectives; (ii) the Talbot segment exceeded its budgeted financial guidelines but failed to fully achieve certain of its strategic objectives; and (iii) the consolidated results of the Company did not achieve the budgeted financial guidelines but the Corporate segment exceeded expectations with respect to the achievement of its strategic objectives. In making this determination, the Compensation Committee considered each segment’s strategic objectives as well as the Company’s and the respective segments’ financial performance relative to budget. As a result, the annual incentive pools were set at 64.2% of the target annual incentive pool for the Validus Re segment, at 80.0% of target for the Corporate segment and at 135.6% of target for the Talbot segment; provided, however, that the Compensation Committee retained the discretion to reduce the 50% deferred portion of the Talbot segment annual incentive award by 20% subject to the completion of certain of its 2010 strategic objectives. The Compensation Committee determined that these results merited incentive compensation at 80% of target for Mr. Noonan and, based on Mr. Noonan’s recommendations to the Compensation Committee, at 80% of target for Messrs. Consolino and Mercer and at 70.1% of target for Mr. Ward. For 2010, Mr. Atkin was entitled to 10% of the Talbot annual incentive pool. This amount is payable 100% in cash, with 50% of the amount payable in one year subject to continued employment and 20% of the deferred amount subject to the completion of certain 2010 strategic objectives as noted above. The actual annual incentive awarded to each of our named executive officers for service in 2010 is set forth under “Summary Compensation Table.”

Long-Term Incentive Compensation.  The goal of our long-term incentive plan is to align the interests of our executives and shareholders and to attract talented personnel. At the time the Company first negotiated employment agreements with, Messrs. Noonan, Consolino, Mercer and Ward, they were each awarded various levels of restricted share and stock option grants. Since that time, each of our named executive officers has received various awards of restricted stock. Mr. Atkin also received an initial equity award in connection with his employment agreement and also received shares of the Company at the time of the acquisition of Talbot as partial consideration for his Talbot stock. The shares received as partial consideration are being treated as compensation for financial reporting purposes because the shares are subject to forfeiture for a period of time. All of the aforementioned grants and their terms are described under “Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2010” and “Restricted Share and Option Agreements” below.

After reviewing the results of the Towers Watson study referred to above, the Compensation Committee determined that including performance shares as two-thirds of the long-term incentive compensation grants would most closely align the named executive officers’ long-term incentive compensation with results generated for Shareholders. In considering the appropriate financial metric for these awards, the Compensation Committee determined that growth in diluted book value per share (“DBVPS”) plus dividends was the most appropriate measure of increase in long-term shareholder value. As a result, on November 3, 2010 the Compensation Committee awarded each of the named executive officers long-term incentive awards in the amounts set forth below:

			Time Vested Restricted	Performance Based
Named Executive Officer	Notional $ Amount	Total Shares(1)	Shares	Share Awards

Edward J. Noonan	$1,250,000	43,554	14,518	29,036
Joseph E. (Jeff) Consolino	$750,000	26,132	8,711	17,421
C.N. Rupert Atkin	$750,000	26,132	8,711	17,421
Conan M. Ward	$750,000	26,132	8,711	17,421
Stuart W. Mercer	$600,000	20,906	6,969	13,937

(1)	Based on the Company’s closing share price on November 2, 2010.

Each time vested restricted share award vests ratably over a three year period beginning on June 1, 2011.

Each performance share award represents the right to receive, on the terms and conditions set forth in the award agreement evidencing the award, a specified number of common shares of the Company, par value $0.175 per share. Each performance share award shall vest on June 1, 2013 only to the extent that the Company’s Dividend Adjusted Performance Period End Diluted Book Value per Share (“DADBVPS”) increases during the performance period in the percentage amounts described below and certain service requirements are maintained. The grant date DBVPS for these awards is equal to $29.68 and the Performance Period End DADBVPS will be the Company’s DADBVPS at December 31, 2012. No performance shares will become eligible for vesting if, at the end of the performance period, the Company’s three-year compounded growth in DADBVPS is 7% or less. If, at the end of the performance period, the Company’s three-year compounded growth in DADBVPS is between 7% and 12%, then 10% to 100% of the performance shares will be eligible for vesting, scaled such that each 50 bps increase in growth results in a 10% increase in vesting; provided, however, that the Compensation Committee has the discretion to allow 25% of the performance shares to vest in the event that the Company’s growth in DADBVPS is 8% or less. If, at the end of the performance period, the Company’s three-year compounded growth in DADBVPS is between 12% and 18%, then 100% to 175% of the performance shares will be eligible for vesting, scaled such that each 50 bps increase in growth results in a 6.25% increase in vesting. The value of these awards to each named executive officer is set forth in the “Summary Compensation Table” below. In making these awards and setting the terms thereof, the Compensation Committee considered target annual grants as determined by the 2010 compensation study described above.

In the future, the Compensation Committee may make annual equity grants to our named executive officers, with an objective of the value of each award being between 50-150% of base salary.

REPORT OF THE COMPENSATION COMMITTEE ON THE
COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee reviewed and discussed the “Compensation Discussion and Analysis” section included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement for filing with the SEC.

Compensation Committee
Sander M. Levy (Chairman)
John J. Hendrickson
Mandakini Puri
Alok Singh

SUMMARY COMPENSATION TABLE

The following table sets forth for the fiscal years ended December 31, 2010, 2009 and 2008 the compensation of our Chief Executive Officer, Chief Financial Officer and our next four most highly compensated executive officers:

				Non-Equity
			Stock	Incentive Plan	All Other
Name and Principal Position	Year	Salary(1)	Awards(2)	Compensation	Compensation		Total

Edward. J. Noonan	2010	$971,375	$2,628,607	$1,152,000	$621,433	(3)	$5,373,415
Chairman and Chief	2009	950,000	750,000	1,758,900	502,011		3,960,911
Executive Officer	2008	950,000	1,674,328	—	507,636		3,131,964
Jeff Consolino	2010	609,201	1,820,996	780,000	617,274	(4)	3,827,471
President and Chief	2009	540,000	750,000	1,114,000	462,025		2,866,025
Financial Officer	2008	540,000	1,306,027	—	469,859		2,315,886
Conan M. Ward	2010	613,500	1,503,333	650,000	672,587	(5)	3,439,420
Validus Re Chief Executive	2009	562,083	750,000	1,046,667	481,086		2,839,836
Officer	2008	535,000	1,106,015	—	470,338		2,111,353
C. N. Rupert Atkin	2010	603,397	1,399,992	800,000	1,014,865	(6)	3,818,254
Talbot Chief Executive Officer	2009	531,461	750,000	575,000	138,139		1,994,600
	2008	387,748	—	235,000	315,598		938,346
Stuart W. Mercer	2010	547,037	1,001,246	550,000	512,331	(7)	2,610,614
Executive Vice President	2009	535,000	500,001	802,500	397,309		2,234,810
	2008	535,000	1,019,448	—	387,395		1,941,843
George P. Reeth	2010	659,513	717,342	797,220	525,123	(8)	2,699,198
Former President and	2009	645,000	750,000	1,082,670	486,755		2,964,425
Deputy Chairman	2008	645,000	1,206,021	—	465,018		2,316,039

(1)	The numbers presented represent earned salary for the full years ended December 31, 2010, 2009, and 2008.

(2)	Amounts reflect the grant date fair value of grants made during the fiscal years ended December 31, 2010, 2009 and 2008 excluding the effect of forfeitures. See Note 15 in our consolidated financial statements filed on Form 10-K for the year ended December 31, 2010 for a discussion of the assumptions used in computing the grant date fair value of stock based compensation awards. Includes shares granted in 2010 for service in 2009 for amounts awarded in excess of such executive officer’s target annual incentive as further described under “Compensation Discussion and Analysis — Variable Components of Compensation” above.

(3)	Includes payments in lieu of defined contribution plan contributions ($97,138), housing allowance ($240,000), housing tax gross up ($103,385), payroll tax benefit ($136,017), car allowance ($10,800), travel allowance ($nil), club dues ($6,884), tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(4)	Includes defined contribution plan contributions and allocations ($60,920), housing allowance ($248,000), housing tax gross up ($77,538), payroll tax benefit ($117,178), school allowance ($43,412), travel allowance ($25,000), club dues ($3,850), car allowance ($10,800), tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(5)	Includes defined contribution plan contributions and allocations ($61,350), housing allowance ($216,000), housing tax gross up ($113,992), payroll tax benefit ($119,700), school allowance ($84,889), travel allowance ($25,000), club dues ($11,700), car allowance ($10,800), tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(6)	Includes defined contribution plan contributions ($120,679), deferred bonus pursuant to employment agreement, ($875,334), travel allowance, medical, life and accidental death and dismemberment insurance.

(7)	Includes defined contribution plan contributions and allocations ($54,704), housing allowance ($216,000), housing tax gross up ($77,538), payroll tax benefit ($109,812), car allowance ($10,800), travel allowance ($nil), club dues ($7,820), tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

(8)	Includes payments in lieu of defined contribution plan contributions ($65,951), housing allowance ($200,000), housing tax gross up ($75,385), payroll tax benefit ($122,351), travel allowance ($25,000), club dues ($4,840), tax preparation services, internet access and medical, life and accidental death and dismemberment insurance.

Grants of Plan-Based Awards Table for the Fiscal Year Ended December 31, 2010:

		Non-Equity
		Incentive Plan		Estimated Future Payout Under
		Compensation(1)		Equity Incentive Plan Awards(2)
							Restricted	Grant Date
							Stock	Fair Value
	Grant/Payment			Minimum	Target	Maximum	Awards	of Restricted
Name	Date	Actual	Target	(# of shares)	(# of shares)	(# of shares)	(# of shares)	Stock Awards

Edward J. Noonan	March 15, 2011	$1,152,000	$1,457,063
	March 12, 2010						52,881	$1,378,608
	November 3, 2010						14,518	416,667
	November 3, 2010			—	29,036	50,813		833,333

Jeff Consolino	March 15, 2011	780,000	913,802
	March 12, 2010						41,082	1,071,008
	November 3, 2010						8,711	250,006
	November 3, 2010			—	17,421	30,487		499,983

Conan M. Ward	March 15, 2011	650,000	920,250
	March 12, 2010						28,897	753,345
	November 3, 2010						8,711	250,006
	November 3, 2010			—	17,421	30,487		499,983

C. N. Rupert Atkin	March 15, 2011	800,000	905,096
	March 12, 2010						24,933	650,003
	November 3, 2010						8,711	250,006
	November 3, 2010			—	17,421	30,487		499,983

Stuart W. Mercer	March 15, 2011	550,000	820,556
	March 12, 2010						15,391	401,243
	November 3, 2010						6,969	200,010
	November 3, 2010			—	13,937	24,390		399,992

George P. Reeth	March 15, 2011	797,220	989,270
	March 12, 2010						27,516	717,342

(1)	For metrics used in the determination of non-equity compensation, see “Compensation Discussion and Analysis — Annual Incentive Compensation.”

(2)	For a description of the metrics used to determine the minimum, target and maximum shares issuable at the end of the applicable performance period, see “Compensation Discussion and Analysis — Long-Term Incentive Compensation.”

Narrative Description of Summary Compensation Table and Grants of Plan-Based Awards

2005 Long-Term Incentive Plan

Our 2005 Amended and Restated Long-Term Incentive Plan provides for the grant to our employees, consultants and directors of stock options, share appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance share units, dividend equivalents, and other share-based awards. Subject to anti-dilution adjustments in the event of certain changes in the Company’s capital structure, the number of common shares that have been reserved for issuance under the plan is equal to 13,126,896. Of the common shares reserved for issuance, no more than 8,571,428 may be issued as incentive stock options. To date, only nonqualified stock options, restricted shares, restricted share units and performance shares have been issued under the plan.

The plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). The Committee determines which employees, consultants and directors receive awards, the types of awards to be received and the terms and conditions thereof, including the vesting and exercisability provisions of the awards. However, the exercise price of stock options and SARs may not be less than the fair market value of the shares subject thereto on the date of grant, and their term may not be longer than ten years from the date of grant. Payment with respect to SARs may be made in cash or common shares, as determined by the Committee.

Awards of restricted shares will be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose. Except as otherwise determined by the Committee, participants granted restricted shares will have all of the rights of a stockholder, including the right to vote restricted shares and receive cumulative dividends thereon upon vesting. A restricted share unit will entitle the holder thereof to receive common shares or cash at the end of a specified deferral period. Restricted share units will also be subject to such restrictions as the Committee may impose. Performance shares and performance units will provide for future issuance of shares or payment of cash, respectively, to the participant upon the attainment of performance goals established by the Committee over specified performance periods. Except as otherwise determined by the Committee or otherwise provided in an applicable award agreement, all unvested awards will be forfeited upon termination of service.

The plan may be amended, suspended or terminated by the Board of Directors at any time. However, any amendment for which shareholder approval is required under the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted will not be effective until such shareholder approval has been obtained. In addition, no amendment, suspension, or termination of the plan may materially and adversely affect the rights of a participant under any outstanding award without the consent of the affected participant.

Under the plan and the applicable award agreements, certain provisions apply in case of termination and change in control as described below under “Potential Payments in Case of Termination or Change in Control — Restricted Share and Option Agreements.” Under the plan, change in control means consummation of (i) a sale of all or substantially all of the consolidated assets of the Company and its subsidiaries to a person who is not either a member of, or an affiliate of a member of, the Initial Investor Group (as defined below); or (ii) a sale by the Company, one or more members of the Initial Investor Group or any of their respective affiliates resulting in more than 50% of the voting stock of the Company (“Voting Shares”) being held by a person or group (as such terms are used in the Exchange Act) that does not include any member of the Initial Investor Group or any of their respective affiliates; or (iii) a merger or consolidation of the Company into another person as a result of which a person or group acquires more than 50% of the Voting Shares of the Company that does not include any member of, or an affiliate of a member of, the Initial Investor Group; provided, however, that a change in control shall occur if and only if after any such event listed in (i)-(iii) above, the Initial Investor Group is unable to elect a majority of the board of directors (or other governing body equivalent thereto) of the entity that purchased the assets in the case of an event described in (i) above, the Company in the case of an event described in (ii) above, or the resulting entity in the case of an event described in (iii) above, as the case may be. The “Initial Investor Group” shall mean (i) Aquiline Financial Services Fund L.P., and (ii) the other Investors under subscription agreements with the Company dated December 9, 2005.

Employment Agreements

We have employment agreements with our named executive officers, as described below.

Edward J. Noonan.  We have entered into an employment agreement with Edward Noonan to serve as our Chairman and Chief Executive Officer. The employment agreement provides for (i) a specified annual base salary of not less than $950,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for reasonable expenses for non-business travel to and from Bermuda for Mr. Noonan, (iv) while Mr. Noonan’s place of work is Bermuda, a housing allowance paid on an after-tax basis of $22,000 per month, and an automobile allowance of $900 per month, (v) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, (vi) a stock option and restricted stock grant and (vii) initiation fees and annual dues for membership in two clubs in Bermuda. Mr. Noonan has agreed to certain confidentiality, non-competition and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Noonan by us to the maximum extent permitted by applicable law and our charter documents.

Joseph E. (Jeff) Consolino.  We have entered into an employment agreement with Jeff Consolino to serve as our President and Chief Financial Officer. The employment agreement provides for (i) a specified annual base salary of not less than $650,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for expenses for non-business travel to and from Bermuda for Mr. Consolino and his family in an annual amount not to exceed $25,000, (iv) while Mr. Consolino’s place of work is Bermuda, a housing allowance paid on an after-tax basis of $20,000 per month, and an automobile allowance of $900 per month, (v) reimbursement for tuition expenses incurred by Mr. Consolino for his children who are attending school in Bermuda, (vi) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, and (vii) initiation fees and annual dues for membership in two clubs in Bermuda. Mr. Consolino has agreed to certain confidentiality and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Consolino by us to the maximum extent permitted by applicable law and our charter documents.

C.N. Rupert Atkin.  We have entered into an employment agreement with Charles Neville Rupert Atkin, who is serving as Chief Executive Officer of the Talbot Group. The employment agreement provides for (i) a specified annual base salary of £260,000 which is subject to annual review and may be increased, (ii) discretionary bonus at the sole discretion of the board of directors of the Company, however, the portion of Mr. Atkin’s bonus for 2006 (payable in April 2008) and 2007 was calculated and payable in accordance with the existing Talbot Group Staff Profit Share Plan, (iii) a restricted share grant, (iv) defined contribution pension benefits, (v) medical and life insurance benefits and (vi) reimbursement for travel and other business expenses. Mr. Atkin has agreed to certain confidentiality, non-competition and non-solicitation provisions.

Stuart W. Mercer.  We have entered into an employment agreement with Stuart Mercer to serve as our Executive Vice President. The employment agreement provides for (i) a specified annual base salary of not less than $500,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for expenses for non-business travel to and from Bermuda for Mr. Mercer and his family in accordance with the Company’s policies and procedures for such family trips as in effect from time to time, (iv) while Mr. Mercer’s place of work is Bermuda, a housing allowance paid on an after-tax basis of $18,000 per month, and an automobile allowance of $900 per month, (v) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, (vi) a stock option and restricted stock grant, and (vii) initiation fees and annual dues for membership in two clubs in Bermuda. Mr. Mercer has agreed to certain confidentiality, non-competition and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Mercer by us to the maximum extent permitted by applicable law and our charter documents.

Conan M. Ward.  We have entered into an employment agreement with Conan M. Ward to serve as Executive Vice President of Validus Holdings, Ltd. and Chief Executive Officer of Validus Re. The employment agreement provides for (i) a specified annual base salary of not less than $600,000 and is subject to annual review and may be increased by the Compensation Committee, (ii) an annual bonus as determined by the Compensation Committee with annual target bonus equal to 150% of his base salary, (iii) reimbursement for expenses for non-business travel to and from Bermuda for Mr. Ward and his family in an annual amount not to exceed $25,000, (iv) while Mr. Ward’s place of work is Bermuda, a housing allowance of $18,000 per month, and an automobile allowance of $900 per month, (v) the right to participate in such other employee or fringe benefit programs for senior executives as are in effect from time to time, (vi) initiation fees and annual dues for membership in two clubs in Bermuda and (vii) reimbursement for tuition expenses incurred by Mr. Ward for his children who are attending school in Bermuda. Amounts payable under the forgoing clauses (iii), (iv), (vi) and (vii) to be paid on an after-tax basis. Mr. Ward has agreed to certain confidentiality, non-competition and non-solicitation provisions.

The employment agreement also provides for indemnification of Mr. Ward by us to the maximum extent permitted by applicable law and our charter documents.

George P. Reeth.  On October 20, 2010, the Company entered into a retirement and advisory agreement (the “Retirement Agreement”) with Mr. Reeth setting forth the terms of his retirement from the Company. Under the terms of the Retirement Agreement, Mr. Reeth retired as an officer and director of the Company and all of its affiliated entities on November 15, 2010 and will serve as special advisor to the Board of Directors of the Company until November 15, 2011 (the “Advisory Period”). The term of the Advisory Period may be extended by mutual agreement and is subject to early termination under certain circumstances. During the Advisory Period, Mr. Reeth will continue to receive his current base salary, certain other employee benefits (including, medical, life and disability benefits and paid vacation) and reimbursement of expenses. Mr. Reeth was also entitled to receive a bonus for the 2010 performance year. In addition, any unvested long-term incentive awards granted to Mr. Reeth under the Validus Holdings, Ltd. 2005 Long-Term Incentive Plan will continue to vest as scheduled provided that Mr. Reeth complies with certain restrictive covenants set forth in the Retirement Agreement.

For the 18-month period following the Advisory Period, Mr. Reeth has agreed not to compete with the Company or to solicit any employees, customers, suppliers, clients, insureds, reinsureds or brokers of the Company. During this period, however, Mr. Reeth may engage in any business for any (re)insurance brokerage company. Mr. Reeth has also agreed to release the Company generally from any claims he may have against it upon the expiration of the Advisory Period. There are no provisions in the Advisory Agreement that provide for any payments upon termination or a change of control.

Outstanding Equity Awards at Fiscal Year End 2010

	Option Awards				Stock Awards
						Market
	Number of	Number of			Number of	Value of	Number of	Market or
	Securities	Securities			Unvested	Unvested	Unvested	Payout Value of
	Underlying	Underlying	Option	Option	Restricted	Restricted	Equity	Unvested Equity
	Exercisable	Unexercisable	Exercise	Expiration	Stock	Stock	Incentive Plan	Incentive Plan
Name	Options	Options	Price	Date	Awards	Awards(10)	Awards(9)	Awards(10)

Edward J. Noonan(1)(3)	739,841	—	$17.50	December 12, 2015	13,756	$421,071	29,036	$888,792
	—	—	—	—	52,881	1,618,687
	—	—	—	—	30,700	939,727
	—	—	—	—	122,727	3,756,673
	—	—	—	—	30,426	931,340
	—	—	—	—	14,518	444,396
Jeff Consolino(2)(4)	197,291	49,323	17.50	January 1, 2016	9,394	287,550	17,421	533,257
	—	—	—	—	41,082	1,257,520
	—	—	—	—	28,653	877,068
	—	—	—	—	90,909	2,782,724
	—	—	—	—	30,426	931,340
	—	—	—	—	8,711	266,644
Conan M. Ward(1)(5)	246,614	—	17.50	December 12, 2015	6,710	205,393	17,421	533,257
	—	—	—	—	28,897	884,537
	—	—	—	—	28,653	877,068
	—	—	—	—	90,909	2,782,724
	—	—	—	—	30,426	931,340
	—	—	—	—	8,711	266,644
C. N. Rupert Atkin(6)	—	—	—	—	24,933	763,199	17,421	533,257
	—	—	—	—	106,561	3,261,832
	—	—	—	—	8,711	266,644
	—	—	—	—	30,426	931,340
Stuart W. Mercer(1)(7)	186,614	—	17.50	December 12, 2015	6,710	205,393	13,937	426,612
	—	—	—	—	15,391	471,119
	—	—	—	—	24,560	751,782
	—	—	—	—	90,909	2,782,724
	—	—	—	—	20,284	620,893
	—	—	—	—	6,969	213,321
George P. Reeth(8)	—	—	—	—	8,052	246,472	—	—
	—	—	—	—	27,516	842,265
	—	—	—	—	28,653	877,068
	—	—	—	—	109,090	3,339,245
					30,426	931,340

(1)	These options vest ratable over five years beginning December 12, 2006.

(2)	These options vest ratable over five years beginning January 1, 2007.

(3)	Unvested restricted stock awards: 13,756 vested on March 3, 2011, 52,881 will vest ratably over the next 3 years beginning March 1, 2011, 30,700 will vest on May 7, 2012, 122,727 will vest on July 24, 2012, 30,426 will vest on May 10, 2013, 14,518 will vest ratably over the next 3 years beginning June 1, 2011. Unvested equity incentive plan awards: 29,036 will vest on June 1, 2013.

(4)	Unvested restricted stock awards: 9,394 vested on March 3, 2011, 41,082 will vest ratable over the next 3 years beginning March 1, 2011, 28,653 will vest on May 7, 2012, 90,909 will vest on July 24, 2012 and 30,426 will vest on May 10, 2013, 8,711 will vest ratably over the next 3 years beginning June 1, 2011. Unvested equity incentive plan awards: 17,421 will vest on June 1, 2013.

(5)	Unvested restricted stock awards: 6,710 vested on March 3, 2011, 28,897 will vest ratably over the next 3 years beginning March 3, 2011, 28,653 will vest on May 7, 2012, 90,909 will vest on July 24, 2012 and 30,426 will vest on May 10, 2013, 8,711 will vest ratably over the next 3 years beginning June 1, 2011. Unvested equity incentive plan awards: 17,421 will vest on June 1, 2013.

(6)	Unvested restricted stock awards: 24,933 will vest ratably over the next 3 years beginning March 1, 2011, 106,561 will vest on July 2, 2011, 8,711 will vest ratably over the next 3 years beginning June 1, 2011, 30,426 will vest on May 10, 2013. Unvested equity incentive plan awards: 17,421 will vest on June 1, 2013.

(7)	Unvested restricted stock awards: 6,710 vested on March 3, 2011, 15,391 will vest ratably over the next 3 years beginning March 3, 2011, 24,560 will vest on May 7, 2012, 90,909 will vest on July 24, 2012 and 20,284 will vest on May 10, 2013, 6,969 will vest ratably over the next 3 years beginning June 1, 2011. Unvested equity incentive plan awards: 13,937 will vest on June 1, 2013.

(8)	Unvested restricted stock awards: 8,052 vested on March 3, 2011, 27,516 will vest ratably over the next 3 years beginning March 1, 2011, 28,653 will vest on May 7, 2012, 109,090 will vest on July 24, 2012 and 30,426 will vest on May 10, 2013.

(9)	These performance-based awards vest upon the achievement of established performance criteria during an applicable three-year period. The amounts shown represent the target performance goals.

(10)	Based on the closing price of the Company’s common stock on December 31, 2010 of $30.61.

Option Exercises and Stock Vested

The following table summarizes information underlying each exercise of stock options and vesting of restricted shares for each named executive officer in 2010:

	Vested Stock Awards			Options Exercised
		Number of Vested	Value of Vested		Number of	Value of Options
Name	Vest Date	Stock Awards	Stock Awards	Exercise Date	Options Exercised	Exercised

Edward Noonan	March 3, 2010	13,755	$367,121	—	—	$—
Jeff Consolino	March 3, 2010	9,394	250,726	—	—	—
Conan Ward	March 3, 2010	6,710	179,090	—	—	—
C. N. Rupert Atkin	July 2, 2010	106,559	2,613,892	—	—	—
Stuart W. Mercer	March 3, 2010	6,710	179,090	November 17, 2010	10,000	117,863
				December 1, 2010	50,000	596,141
George P. Reeth	March 3, 2010	8,052	214,908	December 16, 2010	62,369	740,115
				December 17, 2010	271,101	3,190,324
				December 21, 2010	36,450	435,040

Pension Benefits

The Company does not maintain a defined benefit pension or retirement plan.

Nonqualified Supplemental Deferred Compensation Table for the Fiscal Year Ended December 31, 2010

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings	Aggregate	Aggregate
	in	in	in	Withdrawals/	Balance at
Name	Last FY	Last FY(1)	Last FY	Distributions	Last FYE

Edward. J. Noonan	$—	$—	$—	$—	$—
Jeff Consolino	—	—	3,006	—	46,226
Conan M. Ward	—	—	18	—	75,164
C.N. Rupert Atkin	—	800,000 (2)	—	—	800,000
George P. Reeth	—	—	—	—	—

(1)	These amounts are included as compensation in the Summary Compensation Table under the “All Other Compensation” column.

(2)	Represents 50% of current year annual bonus pursuant to the terms of Mr. Atkin’s employment agreement.

The Nonqualified Supplemental Deferred Compensation Plan permits certain non-U.S. members of management and highly compensated employees selected by the Company to defer a portion of their salary and/or bonuses. The Company may, at its discretion, make additional contributions to the participant’s deferral account, which will vest at the rate of 100% after two years of service (subject to full vesting at age 65, death or disability). The deferred amounts are invested in one or more of the available investment funds as selected by the participant. The participant may at any time change his or her selection of investment funds or make transfers from an investment fund to any of the other available investment funds. Vested deferred amounts, as adjusted for earnings and losses, are paid in a lump sum following retirement, death or other termination of employment. In-service withdrawals are not permitted.

The annual incentive plan effective in 2007 for Talbot employees, including Mr. Atkin, provides that one-half of the annual incentive compensation will be payable in one year, subject to continued employment and other conditions as determined by the compensation committee.

Potential Payments upon Termination or Change in Control

The following summaries set forth potential payments payable to our named executive officers upon termination of their employment or a change in control of the Company under their current employment agreements and our 2005 Amended and Restated Long-Term Incentive Plan.

Employment Agreements

The employment agreement of each named executive officers entitles him to benefits if the Company terminates his employment under a variety of circumstances, as described below.

Edward J. Noonan.  Mr. Noonan’s term of employment will continue until the Date of Termination, which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Noonan; (b) immediately upon the Company providing notice of termination for cause to Mr. Noonan; (c) the 12-month anniversary of Mr. Noonan’s providing notice of termination to the Company, whether with or without good reason; (d) the fifth day following the Company providing notice of termination to Mr. Noonan as a result of his permanent disability; or (e) the date of Mr. Noonan’s death.

The employment agreement provides that if it is terminated as a result of Mr. Noonan’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the Date of Termination; (b) receive any unpaid bonus with respect to the year prior to the year in which the notice of termination is provided, payable at the times such bonuses are payable to other employees of the Company; and (c) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Noonan will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Noonan’s employment by Mr. Noonan for good reason, by the Company with or without cause, as a result of Mr. Noonan’s permanent disability or upon his death, Mr. Noonan (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits through the Date of Termination; (b) receive any unpaid bonus with respect to the year prior to the year in which the notice of termination is provided, payable at the times such bonuses are payable to other employees of the Company; (c) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Noonan through the Date of Termination; (d) receive reimbursement for all reimbursable expenses incurred by Mr. Noonan prior to the Date of Termination; (e) in the event the employment period is terminated other than by the Company with cause, receive a bonus for the year notice of termination is given, prorated for the number of full or partial months during which Mr. Noonan provided services to the Company, payable at the time such bonus is payable to other employees of the Company; and (f) in the event the employment period is terminated either by Mr. Noonan for good reason or by the Company without cause and the Company does not elect that Mr. Noonan perform no duties under the agreement after notice of termination, receive an amount equal to a full year bonus (calculated at the target level) for the year prior to the year of termination, payable on the Date of Termination.

Joseph E. (Jeff) Consolino.  Mr. Consolino’s term of employment will continue until the Date of Termination, which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Consolino; (b) immediately upon the Company providing notice of termination for cause to Mr. Consolino; (c) the 12-month anniversary of Mr. Consolino’s providing notice of termination to the

Company, whether with or without good reason; (d) the fifth day following the Company providing notice of termination to Mr. Consolino as a result of his permanent disability; or (e) the date of Mr. Consolino’s death.

The employment agreement provides that if it is terminated as a result of Mr. Consolino’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the Date of Termination; and (b) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Consolino will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Consolino’s employment by Mr. Consolino for good reason, by the Company with or without cause, as a result of Mr. Consolino’s permanent disability or upon his death, Mr. Consolino (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits (i) in the case of termination by Mr. Consolino for good reason or by the Company with or without cause, through the Date of Termination, (ii) in the case of termination due to Mr. Consolino’s permanent disability or death, through the six-month anniversary of the Date of Termination; (b) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Consolino through the Date of Termination; (c) receive reimbursement for all reimbursable expenses incurred by Mr. Consolino prior to the Date of Termination; (d) in the event the employment period is terminated other than by the Company with cause, receive a bonus for the year notice of termination is given, prorated for the number of full or partial months during which Mr. Consolino provided services to the Company, payable at the time such bonus is payable to other employees of the Company; and (e) in the event the employment period is terminated after more than two years from the start date other than by the Company for cause, receive reimbursement for all reasonable expenses incurred by him in relocating his and his family’s household items from Bermuda to the United States.

Stuart W. Mercer.  Mr. Mercer’s term of employment will continue until the Date of Termination, which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Mercer; (b) immediately upon the Company providing notice of termination for cause to Mr. Mercer; (c) the 12-month anniversary of Mr. Mercer’s providing notice of termination to the Company, whether with or without good reason; (d) the fifth day following the Company providing notice of termination to Mr. Mercer as a result of his permanent disability; or (e) the date of Mr. Mercer’s death.

The employment agreement provides that if it is terminated as a result of Mr. Mercer’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the Date of Termination; and (b) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Mercer will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Mercer’s employment by Mr. Mercer for good reason, by the Company with or without cause, as a result of Mr. Mercer’s permanent disability or upon his death, Mr. Mercer (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits (i) in the case of termination by Mr. Mercer for good reason or by the Company with or without cause, through the Date of Termination, (ii) in the case of termination due to Mr. Mercer’s permanent disability or death, through the six-month anniversary of the Date of Termination; (b) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Mercer through the Date of Termination; and (c) receive reimbursement for all reimbursable expenses incurred by Mr. Mercer prior to the Date of Termination.

Conan M. Ward.  Mr. Ward’s term of employment will continue until the Date of Termination which is the first to occur of the following: (a) the 12-month anniversary of the Company providing notice of termination without cause to Mr. Ward; (b) immediately upon the Company providing notice of termination for cause to Mr. Ward; (c) the 12-month anniversary of Mr. Ward providing notice of termination specifying his resignation for good reason to the Company; (d) the 12-month anniversary of Mr. Ward providing notice of termination without good reason to the Company; and (e) the fifth day following the Company providing Notice of Termination to Mr. Ward as a result of Mr. Ward’s permanent disability; or (f) the date of Mr. Ward’s death.

The employment agreement provides that if it is terminated as a result of Mr. Ward’s resignation or leaving of his employment, other than for good reason, he shall continue to: (a) receive base salary and benefits through the

Date of Termination; and (b) receive reimbursement for all reimbursable expenses incurred by him prior to the Date of Termination. No shares of restricted stock or stock options granted to Mr. Ward will vest on or following the date he provides notice of termination without good reason.

The employment agreement further provides that in the event of termination of Mr. Ward’s employment by Mr. Ward for good reason, by the Company with or without cause, as a result of Mr. Ward’s permanent disability or upon his death, Mr. Ward (or his estate, in the case of death) shall continue to: (a) receive base salary and benefits (i) in the case of termination by Mr. Ward for good reason or by the Company with or without cause, through the Date of Termination, and (ii) in the case of termination due to Mr. Ward’s permanent disability or death, through the six-month anniversary of the Date of Termination; (b) vest in any shares of restricted stock of the Company and any Company stock options granted to Mr. Ward through the Date of Termination; and (c) receive reimbursement for all reimbursable expenses incurred by Mr. Ward prior to the Date of Termination.

C.N. Rupert Atkin.  Mr. Atkin’s term of employment shall continue until (i) terminated by either party giving the other not less than 12 months written notice or (ii) the date on which Mr. Atkin reaches age 65. During any 12 month notice period, Mr. Atkin will continue to receive base salary and all contractual benefits other than bonus (except for any unpaid amount of his accrued bonus which shall be paid if he is a good leaver, as defined below).

We may, in our sole discretion, terminate Mr. Atkin’s employment with immediate effect by paying a sum equal to the base salary he would have been entitled to receive during the 12 month notice period (or, if notice has already been given, during the remainder of the notice period). This payment in lieu of notice does not include any bonus or commission payments (other than accrued bonus if he is a good leaver) or benefits (other than pension benefits) which Mr. Atkin would have been entitled to receive during the notice period. In addition, we may also summarily terminate Mr. Atkin’s employment without notice or payment in lieu of notice following certain events specified in the employment agreement.

If Mr. Atkin’s employment is terminated (i) by reason of liquidation of Talbot Underwriting Services Ltd for the purpose of amalgamation or reconstruction or (ii) as part of any arrangement for the amalgamation of the undertaking of Talbot Underwriting Services Ltd not including liquidation or the transfer of the whole or part of the undertaking of Talbot Underwriting Services Ltd to any associated company, and Mr. Atkin is offered comparable employment with the amalgamated or reconstructed company on terms no less favorable than those described in his employment agreement, he will have no claim against us under the employment agreement with respect to that termination.

For the employment agreement for Mr. Atkin, Good Leaver means the executive’s employment has terminated other than due to one of the following reasons: (i) he has ceased to be an employee in circumstances justifying summary dismissal without notice; (ii) he has been dismissed for material or persistent breaches of his duties as an employee or (iii) he has given notice of termination of his employment except in circumstances where he has been advised by his employer of a materially adverse change to his position in the group or the terms and conditions of his employment.

In addition, under Mr. Atkin’s employment agreement, he may be summarily terminated without notice or payment in lieu of notice if the executive: (i) is convicted of any criminal offense (other than a motoring offense for which no custodial sentence is given to him) which in the reasonable opinion of the Company demonstrated unsuitability for further employment with the Company; (ii) shall be or become prohibited by law from being a director (applicable only to directors); (iii) shall be guilty of fraud, dishonesty or serious misconduct (which, for the avoidance of doubt, includes any conduct which tends to bring the Company or any associated company into disrepute) or shall commit any serious or persistent breach of any of his obligations (for which warnings have been given to the executive) to the Company or any associated company; or (iv) shall be guilty of fraud or willful default in relation to the warranties (as defined in the employment agreements).

For each of the employment agreements for Messrs. Noonan, Consolino, Mercer and Ward, “Cause” means (a) theft or embezzlement by the executive with respect to the Company or its Subsidiaries; (b) malfeasance or gross negligence in the performance of the executive’s duties; (c) the commission by the executive of any felony or any crime involving moral turpitude; (d) willful or prolonged absence from work by the executive (other than by reason of disability due to physical or mental illness or at the direction of the Company or its Subsidiaries) or failure, neglect or refusal by the executive to perform his duties and responsibilities without the same being corrected within ten (10) days after being given written notice thereof; (e) for Mr. Noonan and Mr. Consolino, failure by the executive to substantially perform his duties and responsibilities thereunder without the same being corrected within thirty (30) days after being given written notice thereof, as determined by the Company in good faith, and for Mr. Mercer and Mr. Ward, failure by the executive to adequately perform his duties and responsibilities hereunder without the same being corrected within thirty (30) days after being given written notice thereof, as determined by the Company in good faith; (f) continued and habitual use of alcohol by the executive to an extent which materially impairs the executive’s performance of his duties without the same being corrected within ten (10) days after being given written notice thereof; (g) the executive’s use of illegal drugs without the same being corrected within ten (10) days after being given written notice thereof; (h) the executive’s failure to use his best efforts to obtain, maintain or renew the required work permit in a timely manner, without the same being corrected within ten (10) days after being given written notice thereof; or (i) the material breach by the executive of any of the covenants contained in the employment agreement without, in the case of any breach capable of being corrected, the same being corrected within ten (10) days after being given written notice thereof.

Additionally, for each of the employment agreements for Messrs. Noonan, Consolino, Mercer and Ward, “Good Reason” means, without the executive’s written consent, (a) a material breach of this Agreement by the Company; (b) a material reduction in the executive’s base salary; or (c) a material and adverse change by the Company in the executive’s duties and responsibilities, other than due to the executive’s failure to adequately perform such duties and responsibilities as determined by the Board in good faith; provided, however, that, it is a condition precedent to the executive’s right to terminate employment for Good Reason that (i) the executive shall first have given the Company written notice that an event or condition constituting Good Reason has occurred within ninety days after such occurrence, and any failure to give such written notice within such period will result in a waiver by the executive of his right to terminate for Good Reason as a result of such event or condition, and (ii) a period of thirty days from and after the giving of such written notice shall have elapsed without the Company having effectively cured or remedied such occurrence during such 30-day period; provided further, however, that the executive’s termination of employment due to “Good Reason” must occur not later than one hundred fifty days following the initial existence of the condition giving rise to ‘Good Reason.’ For Mr. Consolino, Good Reason also means a change such that Mr. Consolino no longer reports directly to the Company’s Chief Executive Officer.

Assuming each executive’s employment terminated under each of the circumstances described below on December 31, 2010, the payments and benefits due would have an estimated value of:

		Vesting in Stock		All Other
Event and Executive	Salary	Awards and Options	Bonus	Compensation

Edward J. Noonan
Resignation by the executive with good reason, termination by the Company without cause	$978,500	$9,000,687	$1,152,000	$628,145
Resignation by the executive without good reason	978,500	—	—	628,145
Termination as a result of permanent disability or upon his death	—	—	1,152,000	—
Termination by the Company with cause	—	—	—	—
Jeff Consolino
Resignation by the executive with good reason, termination by the Company without cause	650,000	7,298,628	780,000	615,016
Resignation by the executive without good reason	650,000	—	—	615,016
Termination as a result of permanent disability or upon his death	325,000	—	780,000	307,508
Termination by the Company with cause	—	—	—	—
Conan M. Ward
Resignation by the executive with good reason, termination by the Company without cause	618,000	6,480,963	650,000	673,038
Resignation by the executive without good reason	618,000	—	—	673,038
Termination as a result of permanent disability or upon his death	309,000	—	650,000	336,519
Termination by the Company with cause	—	—	—	—
C. N. Rupert Atkin
Resignation by the executive for good reason, including death; termination by the Company without cause	656,150	3,605,093	800,000	—
Resignation other than for good reason	656,150	—	—	—
Termination as a result of permanent disability	—	—	800,000	—
Termination by the Company with cause	—	—	—	—
Stuart W. Mercer
Resignation by the executive with good reason, termination by the Company without cause	551,050	5,471,844	550,000	512,733
Resignation by the executive without good reason	551,050	—	—	512,733
Termination as a result of permanent disability or upon his death	275,525	—	550,000	256,366
Termination by the Company with cause	—	—	—	—

Each employment agreement includes an agreement by the executive to certain confidentiality and non-solicitation provisions.

Restricted Share and Option Agreements

Messrs. Noonan, Consolino, Mercer and Ward were granted restricted shares in connection with our IPO and periodically thereafter. Each Restricted Share Agreement evidencing such grants provides that in the event the executive’s employment is terminated by the Company not for cause or by the executive for good reason, 45% of the grant shall vest upon the delivery of a notice of termination (or at the end of the applicable correction period following delivery of a notice of termination) and the remaining 55% of the grant will vest on July 24, 2012, but only if the executive does not breach the remaining applicable terms of his employment agreement, including the duties owed during any “garden leave” period and the confidentiality, non-competition, non-solicitation and assignment of inventions covenants to the extent contained therein. In the event of the executive’s breach of any of such terms, duties or covenants, any unvested portion of the grant shall be immediately forfeited by the executive. In addition, if the executive’s employment is terminated by the Company not for cause or by the executive for good reason within two years following a change in control, the grant shall become immediately vested in full upon such termination of employment.

Mr. Atkin was granted restricted shares as partial consideration in connection with our purchase of Talbot. The terms of these restricted shares provide that the restricted shares will vest 100% upon termination of employment if the executive is a good leaver, upon a change of control, or upon any sale or disposal of Talbot, Talbot Insurance (Bermuda) Ltd, Talbot Underwriting Ltd, Talbot Underwriting Services Ltd or Talbot 2002 or of a majority of the business or assets held by Talbot or any of its subsidiaries. Any other termination of service will result in forfeiture of unvested restricted shares. For purposes of these restricted shares, change of control means a change in control as defined in the 2005 Amended and Restated Long-Term Incentive Plan where that change of control also involves Rupert Atkin and Mr. Noonan no longer continuing in a senior management role with responsibility equivalent or greater than the role they held prior to the change of control.

Mr. Atkin was also granted restricted shares pursuant to the terms of his employment agreement. The Restricted Share Agreement evidencing such grant provides that these restricted shares will vest 100% upon termination of service if the executive is a good leaver. If the executive is not a good leaver, any portion of the award not vested at termination of service will be forfeited. In addition, if the executive’s employment is terminated by the Company not for cause within two years following a change in control, these restricted shares will vest 100% upon such termination of employment.

An executive is a good leaver if his employment is terminated due to one of the following reasons: (i) agreed termination of employment; (ii) injury, ill-health, disability or redundancy; (iii) death; (iv) wrongful or unfair dismissal by the relevant Validus group company or any of its subsidiaries; (v) the company by which he is employed ceases to be a Validus group company; (vi) the entire or substantially the whole of the business carried on by the executive’s employer is transferred to a person other than a Validus group company; or (vii) retirement at normal retirement age or early retirement on the grounds of ill-health or with the consent of the Board of Directors and in accordance with the terms of any pension plan the executive participates in.

For each of the agreements described above other than the Restricted Share Agreements received as partial consideration for Mr. Atkin’s shares of Talbot, change in control has the meaning set forth in the 2005 Amended and Restated Long-Term Incentive Plan.

Assuming that at December 31, 2010, each executive’s employment terminated not for cause or by the executive for good reason and there has been a change in control, the payments and benefits due would be:

	Value of Vested
	Accelerated	Options	Value of Options
Name	Stock Awards (1)	Exercisable	Exercisable

Edward J. Noonan	$9,000,687	—	$—
Jeff Consolino	6,936,104	49,323	362,524
Conan Ward	6,480,963	—	—
C.N. Rupert Atkin	5,756,272	—	—
Stuart W. Mercer	5,471,844	—	—

(1)	Based on the closing price of the Company’s common stock on December 31, 2010 of $30.61.

AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist in the Board’s oversight of the integrity of the Company’s financial statements, including its system of internal controls, the Independent Auditor’s qualifications, independence and performance, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee is directly responsible for the selection (subject to the approval of shareholders), compensation, retention and oversight of the work of the Independent Auditor for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. During 2010, Messrs. Hendrickson (Chairman), Fitzpatrick and Nessi served on the Audit Committee. The Audit Committee is currently comprised of three Directors and operates under a written charter, which is posted on the Company’s website at www.validusholdings.com. It is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with Generally Accepted Accounting Principles and applicable rules and regulations. The financial statements are the responsibility of the Company’s management. The Independent Auditor is responsible for expressing an opinion on these financial statements based on their audit. It is also not the responsibility of the Audit Committee to assure compliance with laws and regulations, the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees and Code of Ethics for Senior Officers or to set or determine the adequacy of the Company’s reserves.

Based on the Audit Committee’s review of the audited financial statements, its discussions with management regarding the audited financial statements, its receipt of written disclosures and the letter from the Independent Auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, its discussions with the Independent Auditor regarding such auditor’s independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards 61, as amended, and other matters the Audit Committee deemed relevant and appropriate, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for such fiscal year.

Audit Committee
John J. Hendrickson (Chairman)
John Fitzpatrick
Jean-Marie Nessi

Audit Fees

The aggregate audit fees incurred by the Company for normal re-occurring audit services provided by PricewaterhouseCoopers (“PWC”) for the years ended December 31, 2010 and 2009 were $2,925,893 and $3,886,000, respectively. Such audit fees were for professional services rendered primarily in connection with the audit and quarterly review of the consolidated financial statements and other attestation services that comprised the audits for insurance statutory and regulatory purposes in the various jurisdictions in which the Company operates and the provision of certain opinions relating to the Company’s filings with the SEC.

Audit Related Fees

The aggregate fees incurred by the Company for audit related professional services provided by PWC for the years ended December 31, 2010 and 2009 were approximately $468,350 and $747,653, respectively. During the year ended December 31, 2010, these fees comprised audit related fees for services provided in connection with a senior notes offering and related SEC filings, a quality assurance review and other audit related services which were $149,000, $37,790 and $281,560, respectively. During the year ended December 31, 2009, these fees comprised audit related fees for services provided in connection with Sarbanes-Oxley readiness, the acquisition of IPC Holdings, Ltd. and other audit related services which were $92,500, $644,528 and $10,625, respectively.

Tax Fees

The aggregate fees incurred by the Company for tax services provided by PWC for the years ended December 31, 2010 and 2009 were approximately $222,894 and $239,557, respectively. These fees were related to professional services rendered for various corporate and employee taxation issues.

All Other Fees

The fees incurred by the Company for products and services provided by PWC other than the services described above under “Audit Fees,” “Audit Related Fees” and “Tax Fees,” for the years ended December 31, 2010 and 2009 were $147,255 and $187,972, respectively. During the year ended December 31, 2010, other fees for services were provided in connection with a corporate development project. During the year ended December 31, 2009 other fees for services provided in connection with operational effectiveness, business continuity, management information systems and a compensation survey were $49,355, $45,650, $86,967 and $6,000, respectively.

General

The Audit Committee has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee will annually review and pre-approve the audit, review and attestation services to be provided during the next audit cycle by the Independent Auditor and may annually review and pre-approve any permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the Audit Committee will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee or its designated subcommittee. Additionally, fees for previously approved services that are expected to exceed the previously approved budget must also be pre-approved by the Audit Committee or its designated subcommittee. All requests or applications for the Independent Auditor to provide services to the Company are submitted to the Audit Committee or its designated subcommittee. When such a pre-submission is not practicable, the Company receives pre-approval in writing from the Chairman of the Audit Committee and such approval is then ratified by the full Audit Committee at the next regularly scheduled meeting of such committee.

The Audit Committee considered whether the provision of non-audit services performed by the Independent Auditor was compatible with maintaining PWC’s independence during 2010. The Audit Committee concluded in 2010 that the provision of these services was compatible with the maintenance of PWC’s independence in the performance of its auditing functions during 2010.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have established written procedures for the review of transactions between us and any company affiliated with funds managed by any of our sponsors or any other company in which our officers or directors have a material interest. We refer to a company in which one of our sponsors has a material interest as a “portfolio company.” Any such transaction must be reviewed and approved by our management or the management of the operating subsidiary entering into the transaction, and the terms of such transaction should be arm’s-length or on terms that are otherwise fair to the Company. Any such transaction will also require prior approval of the audit committee, except reinsurance assumed transactions with a portfolio company that senior management have determined are in the ordinary course. Furthermore, the effect, if any, of such a transaction on the independence of any director will be considered.

The employers of or entities associated with certain directors or their affiliates have purchased or may in the future purchase insurance and/or reinsurance from the Company on terms the Company believes were and will be no more favorable to these insureds than those made available to other customers.

For a description of relationships and transactions between us and our shareholders, our founder, our sponsoring investors and their related persons, see “Compensation Committee Interlocks and Insider Participation.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE reports on Forms 3, 4 and 5 concerning their ownership of the Shares and other equity securities of the Company.

The Company believes that all of its officers, Directors and beneficial owners of more than 10% of its Shares filed all of such reports on a timely basis during the year ended December 31, 2010 except that, due to administrative errors, C.N. Rupert Atkin made two late filings on Form 4 relating to 30,000 and 19,402 common shares sold on June 22, 2010 and July 2, 2010, respectively; Stuart W. Mercer made one late filing on Form 4 relating to 4,000 common shares sold on September 8, 2010; and each of Messrs. Greenberg, Levy and Singh made late filings in respect of 630,399, 784,657 and 639,544 shares repurchased by the Company from funds affiliated with each of Aquiline Capital Partners LLC, Vestar Capital Partners and New Mountain Capital, LLC, respectively, on December 23, 2010.

DETAILED BELOW IN ITEMS I THROUGH V ARE THE MATTERS SCHEDULED TO BE VOTED
ON AT THE ANNUAL GENERAL MEETING TO BE HELD ON MAY 4, 2011

I.	Election of Directors

For purposes of this proposal I, the term “Company” shall mean Validus Holdings, Ltd. and its subsidiaries.

At the Annual General Meeting, three Class I Directors are to be elected to hold office until the 2014 Annual General Meeting of Shareholders. All of the nominees are currently serving as Directors and were appointed or elected in accordance with the Company’s Bye-laws. Unless authority is withheld by the Shareholders, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed below. All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee. The name, principal occupation and other information concerning each Director are set forth below.

Nominees for Whom Proxies Will Be Voted

Class I Directors whose terms expire in 2011:

Matthew J. Grayson, age 49, has been a Director of the Company since its formation. Since January of 2011, Mr. Grayson has served as a principal of Welder Energy, an oil and gas asset management firm based in San Antonio, Texas. From 2006 through 2010, Mr. Grayson served as a senior principal of Aquiline. Mr. Grayson has 27 years experience in the financial services industry. In 1998, following a career in investment banking, corporate finance and capital markets, Mr. Grayson co-founded Venturion Capital, a private equity firm that specialized in global financial services companies. In 2005, Venturion Capital’s professionals joined with Jeffrey W. Greenberg, along with others, to form Aquiline. Mr. Grayson serves on the board of Structured Credit Holdings Plc. In 2007, Structured Credit Holdings successfully completed a scheme of arrangement in the Irish High Court with its creditors. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Grayson should serve as a director, as of the date hereof, are as follows: Mr. Grayson has extensive experience as a banker and investor in the global (re)insurance industry. Mr. Grayson is also experienced in investment portfolio oversight and corporate finance.

Jean-Marie Nessi, age 61, has been a Director of the Company since its formation. He has also served as a director of Matmut Enterprises since 2007. Mr. Nessi also has served as the head of Aon Global Risk Consulting at Aon France since October 2007. Mr. Nessi served as Chairman and CEO of NessPa Holding from January 2006 to September 2007 and as the head of the property and casualty business unit for PartnerRe Global, a subsidiary of PartnerRe SA, from February 2003 to February 2006. He was appointed Chairman of PartnerRe SA in June of 2003. Prior to PartnerRe, Mr. Nessi led AXA Corporate Solutions, the successor company to AXA Ré and AXA Global Risk. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Nessi should serve as a director, as of the date hereof, are as follows: Mr. Nessi has extensive experience in leadership positions in the global (re)insurance industry. Mr. Nessi also has significant expertise in (re)insurance company reserving and financial accounting.

Mandakini Puri, age 51, has been a Director of the Company since its formation. She also served as a consultant to Bank of America/Merrill Lynch Global Private Equity (“MLGPE”) until December 2010. From 1994 through 2009, Ms. Puri served as a senior vice president with MLGPE, where she was the Chief Investment Officer. Ms. Puri had been part of Merrill Lynch’s private equity business since 1994, prior to which she was a Director in the High Yield Finance & Restructuring Group at Merrill. Ms. Puri joined Merrill Lynch in 1986. Mr. Puri was a member of the board of directors of PSi Technologies Holdings, Inc. until December 2010. The specific experience, qualifications, attributes and skills that led to the conclusion that Ms. Puri should serve as a director, as of the date hereof, are as follows: Ms. Puri has extensive experience as an investor and Director of Bermuda based (re)insurance companies that specialize in catastrophe risk. Ms. Puri also has broad expertise in fixed income investments and corporate finance.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

Directors Whose Terms of Office Do Not Expire at This Meeting

Class II Directors whose terms expire in 2012

Sander M. Levy, age 49, has been a Director of the Company since its formation. He also serves as a Managing Director of Vestar Capital Partners, a private equity investment firm based in New York which manages over $7.0 billion of equity capital, and was a founding partner of Vestar Capital Partners at its inception in 1988. Mr. Levy is currently a member of the board of directors of Symetra Financial Corporation, Wilton Re Holdings Limited and Duff & Phelps, LLC. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Levy should serve as a director, as of the date hereof, are as follows: Mr. Levy has extensive experience as an investor in and Director of Bermuda (re)insurance companies. Additionally, Mr. Levy has significant expertise in corporate finance and in compensation arrangements and oversight.

Alok Singh, age 56, has been a Director of the Company since its formation. He also serves as a Managing Director of New Mountain Capital, a private equity investment firm based in New York which manages over $7 billion of equity capital. Prior to joining New Mountain Capital in 2002, Mr. Singh served as a Partner and Managing Director of Bankers Trust from 1978 to 2001. In 2001 he established the Corporate Financial Advisory Group for the Americas for Barclays Capital, and led the group until 2002. Mr. Singh is non-executive chairman of Overland Solutions, Inc., lead director of Deltek, Inc. and Camber Corporation and a director of Apptis, Inc., Tygris Commercial Finance Group, Inc., and Ikaria Holdings, Inc. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Singh should serve as a director, as of the date hereof, are as follows: Mr. Singh has extensive experience in the insurance service business as both an investor and Director. Mr. Singh also has broad experience in corporate finance, as well as investing in reinsurers with significant catastrophe risk.

Christopher E. Watson, age 60, has been a Director of the Company since its formation. He also serves as a senior principal of Aquiline, which he joined in 2006. Mr. Watson has more than 35 years of experience in the financial services industry. From 1987 to 2004, Mr. Watson served in a variety of executive roles within the property & casualty insurance businesses of Citigroup and its predecessor entities. From 1995 to 2004, Mr. Watson was president and chief executive officer of Gulf Insurance Group, one of the largest surplus lines insurance companies in the world. Mr. Watson served as a senior executive of AIG from 1974 to 1987. Mr. Watson is also a director of Group Ark Insurance Holdings Ltd., a Bermuda-based underwriter of insurance and reinsurance risks in the Lloyd’s market. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Watson should serve as a director, as of the date hereof, are as follows: Mr. Watson has extensive experience as an executive in the global (re)insurance industry. Mr. Watson also has applicable experience as an investor in and Director of a Lloyd’s of London syndicate.

Class III Directors whose terms expire in 2013

Edward J. Noonan, age 52, has been Chairman of our Board and the Chief Executive Officer of the Company since its formation. Mr. Noonan has 30 years of experience in the insurance and reinsurance industry, serving most recently as the acting chief executive officer of United America Indemnity Ltd. (Nasdaq: INDM) from February 2005 through October 2005 and as a member of the board of directors from December 2003 to May 2007. Mr. Noonan currently serves as a director of Central Mutual Insurance Company. Mr. Noonan served as president and chief executive officer of American Re-Insurance Company from 1997 to 2002, having joined American Re in 1983. Mr. Noonan also served as chairman of Inter-Ocean Reinsurance Holdings of Hamilton, Bermuda from 1997 to 2002. Prior to joining American Re, Mr. Noonan worked at Swiss Reinsurance from 1979 to 1983. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Noonan should serve as a director, as of the date hereof, are as follows: Mr. Noonan has extensive experience in the global (re)insurance industry. Mr. Noonan has also served as a director of insurance and reinsurance companies, including serving as audit committee chair and board chairperson.

Jeffrey W. Greenberg, age 59, has been a Director of the Company since its formation. He also serves as the managing principal of Aquiline, which he founded in 2005. Mr. Greenberg served as chairman and chief executive officer of Marsh & McLennan Companies, Inc. from 2000 to 2004. From 1996 to 2004, Mr. Greenberg was the chairman of MMC Capital, the manager of the Trident Funds. He previously served as a director of Ace, Inc. Previously, he served as a senior executive of AIG, where he was employed from 1978 to 1995. Mr. Greenberg is also Chairman of Group Ark Insurance Holdings Ltd., a Bermuda-based underwriter of insurance and reinsurance risks in the Lloyd’s market. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Greenberg should serve as a director, as of the date hereof, are as follows: Mr. Greenberg has extensive executive experience in the global (re)Insurance and insurance brokerage businesses. Additionally, Mr. Greenberg has very extensive experience as an investor and director of Bermuda based (re)insurance companies.

John J. Hendrickson, age 50, has been a director of the Company since its formation. Mr. Hendrickson is the Founder and Managing Partner of SFRi LLC, an independent investment and advisory firm (formed in 2004) specializing in the insurance industry. From 1995 to 2004, Mr. Hendrickson held various positions with Swiss Re, including as Member of the Executive Board, Head of Capital Partners (Swiss Re’s Merchant Banking Division), and Co-Founding Partner of Securitas Capital. From 1985 to 1995, Mr. Hendrickson was with Smith Barney, the U.S. investment banking firm, where he focused on serving the capital and strategic needs of (re)insurance clients and private equity investors active in the insurance sector. Mr. Hendrickson has served as a director for several insurance and financial services companies, and, in addition to the Company, currently serves on the board of Tawa PLC and Conning Holdings Corp. From December 2003 to November 2007, Mr. Hendrickson served as a director of United America Indemnity, Ltd. The specific experience, qualifications, attributes and skills that led to the conclusion that Mr. Hendrickson should serve as a director, as of the date hereof, are as follows: Mr. Hendrickson has extensive experience as a banker, investor and executive in the global (re)insurance industry. Mr. Hendrickson has also served as a director of insurance and reinsurance companies, including serving as audit committee chair.

II.	Election of Subsidiary Directors

Under Section 49B of the Company’s Bye-laws, the Board of Directors of any of our subsidiaries that is not a U.S. corporation or that is not treated as a pass-through or disregarded entity for U.S. federal income tax purposes, unless otherwise designated by our Board of Directors, must consist of persons who have been elected by our shareholders as Designated Company Directors.

The persons named below have been nominated to serve as Designated Company Directors of our non-U.S. subsidiaries indicated below. Unless authority to vote for these nominees is withheld, the enclosed proxy will be voted for these nominees, except that the persons designated as proxies reserve discretion to cast their votes for other persons in the unanticipated event that any of these nominees is unable or declines to serve.

Validus Reinsurance, Ltd. Validus Amalgamation Subsidiary Ltd. IPCRe Limited IPC Underwriting Services Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Conan M. Ward	Talbot Underwriting Ltd.
C.N. Rupert Atkin
Peter A. Bilsby
Michael E.A. Carpenter
Jane S. Clouting
Joseph E. (Jeff) Consolino
Mark S. Johnson
Anthony J. Keys
Gillian S. Langford
Edward J. Noonan
Julian G. Ross
James E. Skinner
Verner G. Southey
Nigel D. Wachman

AlphaCat Reinsurance Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Lixin Zeng	Validus Ventures Ltd. Validus Managers Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Lixin Zeng

AlphaCat Fund Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Lixin Zeng Kerry A. Emanuel	AlphaCat Master Fund Ltd. AlphaCat High Return Fund Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Lixin Zeng

Validus Re Europe Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino Michael Greene Jean-Marie Nessi	Validus Re Chile S.A. Underwriting Risk Services S.A. Rafael Saer Andrew Downey Rodrigo Castro

Validus Research Inc. C.N. Rupert Atkin Patrick G. Barry Stuart W. Mercer Edward J. Noonan Conan M. Ward Lixin Zeng	Underwriting Risk Services Ltd. C.N. Rupert Atkin Julian P. Bosworth Michael E.A. Carpenter Jane S. Clouting Nicholas Hales Anthony J. Keys Paul J. Miller Nigel D. Wachman

Talbot Underwriting Services Ltd. C.N. Rupert Atkin Jane S. Clouting Michael E.A. Carpenter Nigel D. Wachman	Talbot 2002 Underwriting Capital Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Jane S. Clouting Nigel D. Wachman

Talbot Underwriting Holdings Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Joseph E. (Jeff) Consolino Edward J. Noonan Nigel D. Wachman	Talbot Underwriting Capital Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Jane S. Clouting Nigel D. Wachman

Underwriting Risk Services Italia SRL Nicholas J. Hales	Talbot Risk Services Pte. Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Joseph E. (Jeff) Consolino Edward J. Noonan Jonathan D. Ewington

Talbot Holdings Ltd. Talbot Capital Ltd. Talbot Insurance (Bermuda) Ltd. Edward J. Noonan Joseph E. (Jeff) Consolino C. Jerome Dill Stuart W. Mercer Conan M. Ward	Marinasure Ltd. Michael E.A. Carpenter Yachtsure Ltd. C.N. Rupert Atkin Michael E.A. Carpenter Nicholas J. Hales Paul J. Miller

Underwriting Risk Services Holdings (Bermuda) Ltd. Joseph E. (Jeff) Consolino Andrew M. Gibbs Nicholas J. Hales Robert F. Kuzloski Edward J. Noonan	Other non-U.S. subsidiaries as required or designated under bye-law 49B (except as otherwise indicated in this Item II)
Edward J. Noonan
Joseph E. (Jeff) Consolino
C. Jerome Dill
Stuart W. Mercer
Conan M. Ward

C. N. Rupert Atkin began his career at the Alexander Howden Group in 1980 before moving to Catlin Underwriting Agencies in 1984. After six years at Catlin he left to join Talbot, then Venton Underwriting Ltd, heading up the marine classes of business within Syndicate 376. In 1995 Syndicate 1183 was constituted with Rupert as the Active Underwriter. In 2000 Syndicate 1183 was merged back into Syndicate 376. It was reconstituted once again following the management led buyout of the Talbot group in November 2001. Following the sale of Talbot to Validus in the summer of 2007 Rupert was appointed as Chief Executive Officer of Talbot. Rupert is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account. Rupert was appointed to the Council of Lloyd’s in 2007.

Patrick Barry is a partner in the Corporate Finance & Securities, the Mergers & Acquisitions, the Corporate/Commercial, the Private Equity, and the Structured Finance practices at Davies Ward Phillips and Vineberg LLP, a Toronto law firm.

Peter A. Bilsby joined Talbot Underwriting Ltd as Director of Underwriting and Operations in 2009. In April 2010, Mr Bilsby was appointed as a Director of Talbot Underwriting Ltd. Mr. Bilsby began his career as a reinsurance broker for Morgan Read and Sharman in 1986 before moving into underwriting for Syndicate 959 R. J. Busbridge & Others, part of the Octavian Group. In 2001, the group was taken over by Markel International where Mr. Bilsby assumed the role of Managing Director for Aviation and Director of Underwriting Technical Support. Moving to XL Services Ltd in 2005, Mr. Bilsby established himself as the Chief Underwriting Officer for Global Aerospace, as well as holding the position of Deputy to the Head of Global Speciality Lines, with underwriting authority for all classes. Mr Bilsby has served on various senior committees throughout his career.

Julian P. Bosworth joined the Talbot group in February 2001 as the Director of Claims of its multi-line underwriting insurance agency.

Michael E. A. Carpenter joined Talbot in June 2001 as the Chief Executive officer. Following the sale of Talbot to Validus in the summer of 2007 Michael was appointed as Chairman. Michael is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account.

Rodrigo Castro is a lawyer who joined the law firm of Estudio Carvallo in Santiago, Chile in 2008. Mr. Castro’s area of specialty is corporate law. Mr. Castro studied law at the Diego Portales University. He also obtained a Diplomate degree in “Corporate Tax” from the Alberto Hurtado University. Before joining Estudio Carvallo, he was legal advisor on civil and commercial matters for inversiones San Jorge, Alternate Notary public office of Nancy de la Fuente. He also worked as independent lawyer on civil, real estate and corporate matters, with vast experience in trademarks.

Jane S. Clouting has been with Talbot since 1992 and holds the positions of Company Secretary and Compliance Officer. She is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account.

Joseph E. (Jeff) Consolino was appointed President of the Company on November 15, 2010 and continues to serve as the Company’s Chief Financial Officer, a position that he has held since March 2006. Prior to joining the Company, Mr. Consolino served as a managing director in Merrill Lynch’s investment banking division. He serves as a Director of National Interstate Corporation, a property and casualty company based in Ohio and of AmWINS Group, Inc., a wholesale insurance broker based in North Carolina.

C. Jerome Dill has been executive vice president and general counsel of the Company since April 1, 2007. Prior to joining the Company, Mr. Dill was a partner with the law firm of Appleby Hunter Bailhache, which he joined in 1986. Mr. Dill serves on the Board of Directors of Bermuda Commercial Bank.

Andrew Downey has been the Executive Vice President and Chief Executive Officer of Validus Reaseguros, Inc. since September of 2007. Prior to that, Mr. Downey served in a variety of positions in the reinsurance and brokerage industries, most recently serving as Senior Vice President-Underwriting Manager/Latin American & Caribbean Division of Transatlantic Reinsurance Company. Mr. Downey has approximately 20 years of experience in the reinsurance industry.

Dr. Kerry Emanuel is a professor of atmospheric science at the Massachusetts Institute of Technology, where he has been on the faculty since 1981, after spending three years as a faculty member at UCLA. He is the author or co-author of over 100 peer-reviewed scientific papers, and two books, including Divine Wind: The History and Science of Hurricanes, recently released by Oxford University Press and aimed at a general audience, and What We Know about Climate Change, published by the MIT Press. Dr. Emanuel has a graduate degree from Massachusetts Institute of Technology, Ph.D. in Meteorology and an undergraduate degree from Massachusetts Institute of Technology, S.B. Earth and Planetary Sciences.

Jonathan D. Ewington joined Talbot in 1994.  During the period 1994 to 2008 John has worked with the energy underwriting team progressing from Underwriting Assistant to Class Underwriter. In April 2008 John was seconded to Talbot Risk Services Pte Ltd in Singapore as Energy Underwriter and is now Chief Executive Officer of the Singapore office.

Andrew M. Gibbs serves as Executive Vice President and Controller of the Company. Mr. Gibbs is a Fellow of the Institute of Chartered Accountants in England & Wales, Associate of the Chartered Insurance Institute. Mr. Gibbs has over twenty years experience in the insurance and reinsurance industry. Mr. Gibbs is a former partner with Ernst & Young and prior to joining the Company served as Chief Financial Officer of the Global Re segment of the ACE Group operations.

Michael Greene is a business consultant and independent non-executive director of several companies based in Ireland, the UK and US. He is involved with the insurance, reinsurance, funds, banking and private equity industries as well as life sciences and ICT. His background is in the legal profession having served as a partner, Head of the Corporate and Banking Department and Chairman of a 600 person law firm based in Dublin, A&L Goodbody which he serves as a consultant.

Nicholas J. Hales joined the Talbot group in July 1999 as the managing director of its multi-line underwriting insurance agency.

Mark S. Johnson ACII joined the Talbot group in March 1994 as the underwriter writing Financial Institution risks. He was appointed as a director in 2001 and was recently appointed as Underwriting Risk Officer responsible for managing the underwriting risks of the business. Mark also sits as the Deputy Chairman of the Non Marine Committee at Lloyd’s, was the immediate past Chairman of the Lloyds Financial Institutions Business Panel and is a member of the court of the Worshipful Company of Woolmen.

Anthony J. Keys Having been development and finance director of two publicly listed Lloyd’s insurance broking groups, Tony Keys became a consultant to Lloyd’s in 1993 as manager of the project to formulate the rules to allow corporate membership of the Lloyd’s market. Following the completion of this project, he joined the board of Limit plc, then the largest corporate member of Lloyd’s, as a non-executive director, becoming finance director in 1997 and 1998. Since then he has been a non-executive director of a number of Lloyd’s managing agencies and insurance brokers. Tony is also Chairman of the Talbot Underwriting Ltd Audit Committee. Other relevant directorships: Non-Executive Director & Chairman of RiverStone Managing Agency Ltd.

Robert F. Kuzloski serves as Executive Vice President and Chief Corporate Legal Officer of the Company. Prior to joining the Company, Mr. Kuzloski served as the Senior Vice President and Assistant General Counsel of XL Capital Ltd. Prior to that Mr. Kuzloski worked as an attorney at the law firm of Cahill Gordon & Reindel LLP where he specialized in general corporate and securities law, mergers and acquisitions and corporate finance.

Gillian S. Langford joined the Talbot group in July 2002 as Head of Claims of the group’s Managing Agency.

Stuart W. Mercer has been executive vice president and chief risk officer of the Company since its formation. Mr. Mercer has over 18 years of experience in the financial industry focusing on structured derivatives, energy finance and reinsurance. Previously, Mr. Mercer was a senior advisor to DTE Energy Trading.

Paul J. Miller joined the Talbot group in January 1995, then the Venton group of companies. He is currently the Director of Underwriting of the group’s multi-line underwriting insurance agency. Paul is the Yacht market representative on the London Market Joint Hull Committee and the Lloyd’s Market representative on the IUMI Inland Fishing Vessel and Yacht Committee.

Edward J. Noonan. See the biographical information for Mr. Noonan in Proposal I.

Jean-Marie Nessi. See the biographical information for Mr. Nessi in Proposal I.

Julian G. Ross has been the Chief Risk Officer of Validus Holdings, Ltd. since January 2010. Previously, Mr. Ross held a number of senior positions within the Risk and Actuarial functions of Talbot Underwriting Ltd. (“Talbot”) one of the primary operating subsidiaries of Validus. Most recently, Mr. Ross was Talbot’s Chief Risk Officer following twelve years as Talbot’s Chief Actuary, from 1997 to 2009. Mr. Ross is a Fellow of the Institute of Actuaries and has over 20 years of actuarial and risk management experience.

Rafael Saer has served as the Chief Operating Officer of Validus Reaseguros, Inc. since 2008. Prior to that, Mr. Saer served in a variety of positions in the reinsurance industry, most recently serving as Chief Executive Officer of Flagstone Underwriters Latin America. Mr. Saer has over 20 years of experience in the reinsurance industry.

James E. Skinner has been instrumental in the development of syndicate 1183 since its inception, having worked closely with Rupert Atkin (now the Chief Executive Officer of Talbot Underwriting Ltd) since 1990. He was appointed Head of the Marine Underwriting unit of the syndicate in 2002 and then appointed Active Underwriter of the Syndicate in November 2007.

Verner G. Southey was appointed as a Non Executive of Talbot Underwriting Ltd in September 1996. In addition to his role as a non-executive director Verner also sits on the Talbot Audit Committee. Other relevant directorships: Non-Executive Director of ARK Syndicate Management Ltd and Capita Syndicate Management Ltd. Verner is also a consultant in the legal firm of Barlow Lyde & Gilbert.

Nigel D. Wachman ACA has been Chief Financial Officer with Talbot since 2000. Nigel is also a director of 1384 Capital Ltd, a company incorporated in England & Wales and supporting the underwriting of the Group’s syndicate for the 2005, 2006 and 2007 years of account.

Conan M. Ward currently serves as Executive Vice President of the Company and Chief Executive Officer of Validus Re. Mr. Ward served as Executive Vice President and Chief Underwriting Officer of the Company from January 2006 until July of 2009. Mr. Ward has over 16 years of insurance industry experience. Mr. Ward was executive vice president of the Global Reinsurance division of Axis Capital Holdings, Ltd. from November 2001 until November 2005, where he oversaw the division’s worldwide property catastrophe, property per risk, property pro rata portfolios. He is one of the founders of Axis Specialty, Ltd and was a member of the Operating Board and

Senior Management Committee of Axis Capital. From July 2000 to November 2001, Mr. Ward was a senior vice president at Guy Carpenter & Co.

Lixin Zeng has been an executive risk officer and executive vice president of Validus Re since December 2005. Mr. Zeng has over 11 years of experience in the insurance and reinsurance industry, serving most recently as the chief catastrophe risk officer of ACE Ltd. from 2004 to 2005. Mr. Zeng served as senior vice president for product development of Willis Re from 2001 to 2004.

Your Board of Directors recommends that Shareholders vote FOR the nominees.

III.	Non-binding advisory vote on the executive compensation payable to the Company’s Named Executive Officers

Introduction

The core of Validus’ executive compensation policies and practices continues to be to pay for performance. The Company’s executive officers are compensated in a manner consistent with its strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. The Company believes that its compensation program is strongly aligned with the long-term interests of its shareholders. You are encouraged to read the Compensation Discussion and Analysis section of this proxy statement for additional details on the Company’s executive compensation, including its compensation philosophy and objectives and the 2010 compensation of the named executive officers.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, provides that Validus’ Shareholders have the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules. As required by these rules, the Company is asking you to vote on the adoption of the following non-binding resolution:

BE IT RESOLVED by the shareholders of Validus Holdings, Ltd., that the Shareholders approve the compensation of the Company’s named executive officers as disclosed in the proxy statement dated March 23, 2011 pursuant to the compensation disclosure rules of the SEC.

As an advisory vote, this Proposal is non-binding. Although the vote is non-binding, the Board of Directors and the Compensation Committee value the opinions of the Company’s shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Your Board of Directors recommends that Shareholders vote to APPROVE the compensation payable to the Company’s Named Executive Officers.

IV.	Non-binding advisory vote as to the frequency at which the Shareholders will be asked to approve, by a non-binding advisory vote, the compensation paid by the Company to its Named Executive Officers.

The Dodd-Frank Act provides that the Company’s Shareholders have the opportunity to indicate how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on this proposal, Shareholders may indicate whether they would prefer that the advisory vote on the compensation of the Company’s named executive officers occur once every one, two, or three years.

Please mark your proxy card to indicate your preference on this proposal or your abstention if you wish to abstain. If you fail to indicate your preference or abstention, your shares will be voted in accordance with the recommendation of the Board of Directors indicated below.

If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The frequency selected by the Shareholders for conducting a Shareholder vote on the compensation of the Company’s named executive officers at the Annual General Meetings of Shareholders is not a binding determination. However, the frequency selected will be given due consideration by the Company in its discretion.

Your Board of Directors recommends that Shareholders select EVERY THREE YEARS as the desired frequency of advisory votes on executive compensation.

V.	Approval of Independent Auditor

The Audit Committee of the Board of Directors is required by law and applicable NYSE rules to be directly responsible for the selection (subject to the approval of shareholders), compensation and retention of the Company’s Independent Auditor. The Audit Committee has selected PricewaterhouseCoopers as the Independent Auditor for the year ending December 31, 2011, for approval by the Shareholders. Even if the selection is approved, the Audit Committee in its discretion may direct the selection of a different independent auditor for approval by the Shareholders at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its Shareholders.

The Board of Directors recommends a vote FOR the proposal to approve the selection of PricewaterhouseCoopers as the Company’s Independent Auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2011. The persons designated as proxies will vote FOR the approval of the selection of PricewaterhouseCoopers as the Company’s Independent Auditor, unless otherwise directed. Representatives of PricewaterhouseCoopers are expected to be present at the Annual General Meeting, with the opportunity to make a statement should they choose to do so, and are expected to be available to respond to questions, as appropriate.

Your Board of Directors recommends a vote FOR the proposal to approve the selection of PricewaterhouseCoopers, Hamilton, Bermuda.

Shareholder Proposals for 2012 Annual General Meeting

Shareholder proposals intended for inclusion in the Proxy Statement for the 2012 Annual General Meeting should be submitted in accordance with the procedures prescribed by Rule 14a-8 promulgated under the Exchange Act and sent to the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11 Bermuda. Such proposals must be received by November 25, 2011.

In addition, a Shareholder may present a proposal at the 2012 Annual General Meeting other than pursuant to Rule 14a-8 promulgated under the Exchange Act. Any such proposal will not be included in the Proxy Statement for the 2012 Annual General Meeting and must be received by the General Counsel at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton, HM 11, Bermuda by February 9, 2012. If any such proposal is not so received, such proposal will be deemed untimely and, therefore, the persons appointed by the Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

Other Matters

While management knows of no other matters to be brought before the Annual General Meeting, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

Proxy Solicitation

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by Directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation for such services.

Upon request, the Company will also reimburse brokers and others holding Shares in their names, or in the names of nominees, for forwarding proxy materials to their customers.

The Company will furnish, without charge, to any Shareholder a copy of its Annual Report on Form 10-K that it files with the SEC. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 may be obtained upon written request to the Company’s Secretary at Validus Holdings, Ltd., Suite 1790, 48 Par-la-Ville Road, Hamilton HM 11, Bermuda.

As ordered,

Edward J. Noonan
Chairman of the Board of Directors and Chief
Executive Officer

Appendix A

VALIDUS HOLDINGS, LTD.

DIRECTOR INDEPENDENCE STANDARDS

The Board of Directors of Validus Holdings, Ltd. (the “Company”) has adopted the following standards to assist it in making determinations of independence in accordance with the NYSE Corporate Governance rules.

Employment Relationships

A director will be deemed to be independent unless, within the preceding three years:

•	such director

•	is or was an employee of the Company or any of the Company’s subsidiaries, other than an interim Chairman or Chief Executive Officer or other executive officer;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

•	any immediate family member of such director

•	is or was an executive officer of the Company or any of the Company’s subsidiaries;

•	is a current partner of the Company’s internal or external auditor;

•	is a current employee of the Company’s internal or external auditor who personally works on the Company’s audit; or

•	was (but is no longer) a partner or employee of the Company’s internal or external auditor who personally worked on the Company’s audit within that time.

Compensation Relationships

A director will be deemed to be independent unless, within the preceding three years:

•	such director has received during any twelve-month period more than $120,000 in direct compensation from the Company or any of its subsidiaries other than: (i) director and committee fees; (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service; and (iii) compensation received for former service as an interim Chairman or Chief Executive Officer or other executive officer; or

•	an immediate family member of such director has received during any twelve-month period more than $120,000 in direct compensation from the Company or any of its subsidiaries as a director or executive officer other than: (i) director and committee fees and (ii) pension or other forms of deferred compensation for prior service; provided, however, that such compensation is not contingent in any way on continued service.

Commercial Relationships

A director will be deemed to be independent unless:

•	such director is a current employee of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

A-1

•	an immediate family member of such director is a current executive officer of another company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Charitable Relationships

A director will be deemed to be independent unless, within the preceding three years such director was an executive officer of a tax-exempt organization that received contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax-exempt organization’s consolidated gross revenues; unless the Board determines such relationships not to be material or otherwise consistent with a Director’s independence.

Interlocking Directorates

A director will be deemed to be independent unless, within the preceding three years:

•	such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executive officers at the same time serves or served on that company’s compensation committee; or

•	an immediate family member of such director is or was employed as an executive officer of another company where any of the Company’s or its subsidiaries’ present executives at the same time serves or served on that company’s compensation committee.

Other Relationships

For relationships not specifically mentioned above, the determination of whether a director has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and therefore would not be independent, will be made by the Board of Directors after taking into account all relevant facts and circumstances. For purposes of these standards, a director who is solely a director and/or a non-controlling shareholder of another company that has a relationship with the Company and/or is, directly or indirectly, a security holder of the Company will not be considered to have a material relationship based solely on such relationship that would impair such director’s independence.

For purposes of the standards set forth above, “immediate family member” means any of such director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law (other than those who are no longer family members as a result of legal separation or divorce, or those who have died or become incapacitated) and anyone (other than a domestic employee) who shares such director’s home. For purposes of the standards set forth above, “executive officer” means the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company’s subsidiaries shall be deemed officers of the Company if they perform such policy-making functions for the Company.

These standards shall be interpreted in a manner consistent with the New York Stock Exchange Corporate Governance Rules.

A-2

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VALIDUS HOLDINGS, LTD. M31344-P08211 VALIDUS HOLDINGS, LTD. 48 PAR-LA VILLE RD., SUITE 1790 HAMILTON, BERMUDA HM 11 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. To elect the listed nominees as Designated Company Directors so that they may be elected directors of certain of our non-U.S. subsidiaries: 3. To approve the executive compensation payable to the Company’s named executive officers. 5. To approve the selection of PricewaterhouseCoopers, Hamilton, Bermuda to act as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011. 4. To select the frequency at which Shareholders will be asked to approve the compensation paid by the Company to its named executive officers. The Board of Directors recommends you vote 3 years on the following proposal: For All Withhold All For All Except 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) Matthew J. Grayson 02) Jean-Marie Nessi 03) Mandakini Puri 1. To elect the following three nominees as Class I Directors to hold office until 2014: Nominees: VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 1 Year 2 Years 3 Years Abstain The Board of Directors recommends you vote FOR the following proposal: Vote on Directors For Against Abstain The Board of Directors recommends you vote FOR the following proposal: AND For Against Abstain Nominees: 04) Edward J. Noonan 05) C.N. Rupert Atkin 06) Patrick G. Barry 07) Peter A. Bilsby 08) Julian P. Bosworth 09) Michael E.A. Carpenter 10) Rodrigo Castro 11) Jane S. Clouting 12) Joseph E. Consolino 13) C. Jerome Dill 14) Andrew Downey 15) Kerry A. Emanuel 16) Jonathan D. Ewington 17) Andrew M. Gibbs 18) Michael Greene 0 0 0 0 19) Nicholas J. Hales 20) Mark S. Johnson 21) Anthony J. Keys 22) Robert F. Kuzloski 23) Gillian S. Langford 24) Stuart W. Mercer 25) Paul J. Miller 26) Jean-Marie Nessi 27) Julian G. Ross 28) Rafael Saer 29) James E. Skinner 30) Verner G. Southey 31) Nigel D. Wachman 32) Conan M. Ward 33) Lixin Zeng 0 0 0 0 0 0 Vote on Executive Compensation Vote on Proposals

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M31345-P08211 PROXY VALIDUS HOLDINGS, LTD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned holder of Common Shares of Validus Holdings, Ltd. hereby apoints Edward J. Noonan or, failing him, Joseph E. (Jeff) Consolino to be its proxy and to vote for the undersigned on all matters arising at the Annual General Meeting of Holders of Common Shares of Validus Holdings, Ltd. or any adjournment thereof, and to represent the undersigned at such meeting or any adjournment thereof to be held on May 4, 2011 at the Tucker’s Point Golf Club, 20 Stable Lane, Hamilton Parish, HS 02 Bermuda. THE SHARES REPRESENTED HEREBY WILL BE VOTED WITH THE INSTRUCTIONS CONTAINED HEREIN. IF NO INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED CONSISTENT WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR ALL ITEMS ON THE REVERSE HEREOF, ALL SAID ITEMS BEING FULLY DESCRIBED IN THE NOTICE OF SUCH MEETING, DATED MARCH 23, 2011, AND THE ACCOMPANYING PROXY STATEMENT, RECEIPT OF WHICH ARE ACKNOWLEDGED. THE UNDERSIGNED RATIFIES AND CONFIRMS ALL THAT SAID PROXIES OR THEIR SUBSTITUTES MAY LAWFULLY DO BY VIRTUE HEREOF. (Continued and to be marked, dated and signed, on the other side)